EXHIBIT 2.1

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                    STOCK ACQUISITION AND EXCHANGE AGREEMENT

                                  BY AND AMONG

                             PINNACLE SYSTEMS, INC.

                                AVID SPORTS, INC.

                      THE STOCKHOLDERS OF AVID SPORTS, INC.

                 DAVID GRANDIN, as Stockholders' Representative

                                       AND

                                  BRENDAN CORP.

                                      Dated

                                      as of

                                  June 29, 2000



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                    STOCK ACQUISITION AND EXCHANGE AGREEMENT

                                Table of Contents

ARTICLE I - PRE-ACQUISITION AND EXCHANGE TRANSACTIONS..........................1

1.1      TRANSFER OF TEAM SPORTS BUSINESS ASSETS...............................2
1.2      ASSUMPTION OF LIABILITIES.............................................2
1.3      DISTRIBUTION OF BRENDAN STOCK.........................................2
1.4      REFERENCES TO THE COMPANY.............................................2

ARTICLE II - ACQUISITION AND EXCHANGE TRANSACTIONS.............................2

2.1      ACQUISITION OF COMPANY SHARES.........................................2
2.2      DELIVERY OF BUYER COMMON STOCK........................................2
2.3      NO FURTHER OWNERSHIP RIGHTS IN COMPANY SHARES.........................5

ARTICLE III - THE CLOSING......................................................5

3.1      CLOSING...............................................................5
3.2      DELIVERIES BY THE COMPANY.............................................5
3.3      DELIVERIES BY BRENDAN.................................................6
3.4      DELIVERIES BY THE STOCKHOLDERS........................................6
3.5      DELIVERIES BY THE BUYER...............................................7

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................7

4.1      ORGANIZATION OF THE COMPANY AND BRENDAN...............................8
4.2      SUBSIDIARIES..........................................................8
4.3      CAPITAL STRUCTURE.....................................................8
4.4      AUTHORITY.............................................................9
4.5      NO CONFLICT...........................................................9
4.6      CONSENTS..............................................................9
4.7      COMPANY FINANCIAL STATEMENTS.........................................10
4.8      ABSENCE OF UNDISCLOSED LIABILITIES...................................10
4.9      NO CHANGES...........................................................10
4.10        TAX MATTERS.......................................................11
4.11        RESTRICTIONS ON BUSINESS ACTIVITIES...............................13
4.12        TITLE OF PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES;
               CONDITION OF EQUIPMENT.........................................14
4.13        INTELLECTUAL PROPERTY.............................................15
4.14        AGREEMENTS, CONTRACTS AND COMMITMENTS.............................17
4.15        INTERESTED PARTY TRANSACTIONS.....................................19
4.16        LITIGATION........................................................19
4.17        BROKERS' AND FINDERS' FEES........................................19
4.18        EMPLOYEE BENEFIT MATTERS..........................................19
4.19        INSOLVENCY........................................................23
4.20        INSURANCE.........................................................23
4.21        COMPLIANCE WITH LAWS..............................................23
4.22        ENVIRONMENTAL MATTERS.............................................23
4.23        WARRANTIES; INDEMNITIES...........................................24
4.24        REPRESENTATIONS COMPLETE..........................................24

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS................24

5.1      OWNERSHIP OF COMPANY SHARES..........................................24
5.2      PURCHASER QUESTIONNAIRE..............................................25
5.3      TAX MATTERS..........................................................25

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5.4      ABSENCE OF CLAIMS BY STOCKHOLDERS....................................25
5.5      AUTHORITY............................................................25
5.6      NO CONFLICT..........................................................25

ARTICLE VI - REPRESENTATIONS AND WARRANTIES OF THE BUYER......................25

6.1      ORGANIZATION, STANDING AND POWER.....................................26
6.2      AUTHORITY............................................................26
6.3      NO CONFLICT..........................................................26
6.4      CONSENTS.............................................................26
6.5      BUYER'S SHARES.......................................................27
6.6      CAPITAL STRUCTURE....................................................27
6.7      SEC DOCUMENTS; BUYER FINANCIAL STATEMENTS............................27
6.8      NO MATERIAL ADVERSE CHANGE...........................................27
6.9      ELIGIBILITY TO USE FORM S-3..........................................28
6.10        REPRESENTATIONS COMPLETE..........................................28
6.11        BROKERS' AND FINDERS' FEES........................................28

ARTICLE VII - THE BUYER'S SHARES..............................................28

7.1      SECURITIES ACT EXEMPTION.............................................28
7.2      LEGENDS..............................................................28
7.3      REPRESENTATIONS REGARDING SECURITIES LAW MATTERS.....................29

ARTICLE VIII - COVENANTS OF THE COMPANY.......................................29

8.1      INTERIM CONDUCT OF BUSINESS..........................................29
8.2      ACCESS...............................................................30
8.3      HART-SCOTT-RODINO FILINGS............................................31
8.4      AUTHORIZATION FROM OTHERS............................................31
8.5      CONSUMMATION OF AGREEMENT............................................31
8.6      SPIN-OUT AND TERMINATION OF THE 401(K) PLAN..........................31
8.7      EMPLOYEE  MATTERS....................................................31
8.8      SUPPLEMENTAL DISCLOSURES.............................................32

ARTICLE VIIIA.................................................................32

8A.1        AUTHORIZATION FROM OTHERS.........................................32
8A.2        CONSUMMATION OF AGREEMENT.........................................32
8A.3        NO TRANSFER OR ENCUMBRANCE OF SHARES..............................32

ARTICLE IX - COVENANTS OF BUYER...............................................32

9.1      HART-SCOTT-RODINO FILINGS............................................33
9.2      AUTHORIZATION FROM OTHERS............................................33
9.3      CONSUMMATION OF AGREEMENT............................................33
9.4      TRANSITION SERVICES AND ARBITRATION COOPERATION......................33
9.5      401(K) PLAN MATTERS..................................................33
9.5      SUPPLEMENTAL DISCLOSURES.............................................34

ARTICLE X - CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BUYER..................34

10.1        ACCURACY OF WARRANTIES; PERFORMANCE OF COVENANTS..................34
10.2        NO PENDING ACTION.................................................34
10.3        HSR ACT...........................................................35
10.4        OTHER AGREEMENTS AND CONSENTS.....................................35
10.5        REVENUE BACKLOG...................................................35
10.7        SECURITIES LAW COMPLIANCE.........................................35

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ARTICLE XI - CONDITIONS PRECEDENT TO OBLIGATIONS OF THE
               COMPANY AND THE STOCKHOLDERS...................................35

11.1        ACCURACY OF WARRANTIES; PERFORMANCE OF COVENANTS..................35
11.2        NO PENDING ACTION.................................................36
11.3        HSR ACT...........................................................36
11.4        OTHER AGREEMENTS AND CONSENTS.....................................36

ARTICLE XII - TERMINATION OF AGREEMENT........................................36

12.1        TERMINATION.......................................................36
12.2        EFFECT OF TERMINATION.............................................37
12.3        RIGHT TO PROCEED..................................................37

ARTICLE XIII - INDEMNIFICATION................................................37

13.1        JOINT AND SEVERAL INDEMNIFICATION BY THE STOCKHOLDERS.............38
13.1A       SEVERAL INDEMNIFICATION BY THE STOCKHOLDERS.......................38
13.1B       INDEMNIFICATION BY THE COMPANY....................................38
13.1C       INDEMNIFICATION BY BRENDAN........................................38
13.2        INDEMNIFICATION BY BUYER..........................................38
13.3        SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.............39
13.4        LIMITATIONS OF LIABILITY FOR LOSSES...............................39
13.5        CLAIMS............................................................41
13.6        REQUEST FOR INDEMNIFICATION.......................................41
13.7        EXCLUSIVE REMEDY..................................................42

ARTICLE XIV - REGISTRATION....................................................42

14.1        REGISTRATION......................................................42
14.2        COVENANTS OF THE STOCKHOLDERS.....................................43
14.3        EXPENSES..........................................................43
14.4        EXCLUSIVE OBLIGATION TO REGISTER..................................43
14.5        STATE SECURITIES LAWS.............................................43
14.6        INDEMNIFICATION AND CONTRIBUTION..................................43
14.7        MISCELLANEOUS PROVISIONS REGARDING REGISTRATION...................45
14.8        REPORTS UNDER THE EXCHANGE ACT....................................46
14.9        TRANSFER OF REGISTRATION RIGHTS...................................47

ARTICLE XV        STOCKHOLDER REPRESENTATIVE..................................47

15.1        STOCKHOLDER REPRESENTATIVE........................................47

ARTICLE XVI - GENERAL PROVISIONS..............................................49

16.1        FURTHER ACTION....................................................49
16.2        SURVIVAL..........................................................49
16.3        AMENDMENT, WAIVER AND CONSENT.....................................49
16.4        NOTICES...........................................................50
16.5        PUBLICITY AND DISCLOSURES.........................................51
16.6        COUNTERPARTS AND EFFECTIVENESS....................................51
16.7        PARTIES IN INTEREST...............................................51
16.8        ENTIRE TRANSACTION................................................52
16.9        GOVERNING LAW.....................................................52
16.10       ARBITRATION.......................................................52
16.11       HEADINGS..........................................................53
16.12       RULES OF CONSTRUCTION.............................................53
16.13       EXPENSES..........................................................53

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SCHEDULES

Schedule 1                Stockholders
Schedule 1.1              Excluded Assets
Schedule 1.2              Assumed Liabilities
Schedule 2.2(a)           Buyer's Shares
Schedule 3.3              Stockholders Parties to Non-Competition Agreement
Schedule 4.1              Team Sports Related Names
Schedule 4.2              Subsidiaries
Schedule 4.3(a)           Unauthorized Invalid Outstanding Shares
Schedule 4.3(b)           Stock Option Plans; Options Outstanding
Schedule 4.5              Conflicts
Schedule 4.6              Consents
Schedule 4.7              Financial Statements
Schedule 4.8              Liabilities
Schedule 4.9              Changes
Schedule 4.10(b)          Tax Returns and Delinquencies; Tax Exempt Use Property
Schedule 4.10(c)          Executive Compensation Tax
Schedule 4.11             Restrictions on Business Activities
Schedule 4.12(a)          Leased Properties
Schedule 4.12(b)          Liens
Schedule 4.12(c)          Equipment
Schedule 4.12(d)          Customer Information
Schedule 4.13(b)          Registered Intellectual Property
Schedule 4.13(c)          Permitted Liens
Schedule 4.13(g)          End-user Licenses
Schedule 4.13(i)          Maintenance of Intellectual Property
Schedule 4.13(j)          Intellectual Property Disputes
Schedule 4.13(k)          Intellectual Property Infringement
Schedule 4.13(m)          Confidential Information
Schedule 4.14(a)          Contracts
Schedule 4.14(b)          Consents
Schedule 4.15             Interested Party Transactions
Schedule 4.16             Litigation
Schedule 4.18(b)          Employee Plans
Schedule 4.18(d)          Employee Plan Compliance
Schedule 4.18(g)          Post-Employment Obligations
Schedule 4.18(i)          Effect of Transaction
Schedule 4.18(k)          Labor
Schedule 4.20             Insurance
Schedule 4.23             Warranties; Indemnities
Schedule 5.1              Restrictions on Stock Transfer
Schedule 8.1              Interim Conduct of Business
Schedule 8.6              Employees

EXHIBITS

Exhibit A                 Form of Escrow Agreement
Exhibit B                 Form of License Agreement

Exhibit C                 Form of Legal Opinion of Counsel to the Company
Exhibit D                 Form of Non-Competition Agreement
Exhibit E                 Form of Brendan License Agreement

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Exhibit F                 Form of Sublease Agreement
Exhibit G                 Form of Legal Opinion of Counsel to Buyer


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                    STOCK ACQUISITION AND EXCHANGE AGREEMENT

         THIS STOCK ACQUISITION AND EXCHANGE AGREEMENT is made and entered into as of this 29th day of June, 2000 by and among PINNACLE SYSTEMS, INC., a California corporation ("Buyer"), AVID SPORTS, INC., a Delaware corporation (the "Company"), each of those stockholders of the Company listed on Schedule 1 hereto (each of such stockholders being referred to herein individually as a Stockholder" and collectively as the "Stockholders), DAVID GRANDIN, as the Stockholders' Representative (the "Stockholders' Representative") and BRENDAN CORP., a Delaware corporation ("Brendan").

         WHEREAS, each Stockholder holds of record and beneficially those shares of the capital stock of the Company listed opposite his or its name on Schedule 1 hereto, which shares of capital stock constitute all of the issued and outstanding shares of the capital stock of the Company (such shares being referred to collectively as the "Company Shares");

         WHEREAS, the Company operates a new media division of its business which provides a fully automated process for real-time collection and distribution of sports statistics and other information on the internet (the "New Media Business");

         WHEREAS, the Company will contribute to Brendan all of the Excluded Assets (as defined in Section 1.1 below) which are currently used by the Company in connection with the New Media Business, subject to certain Assumed Liabilities (also as defined in Section 1.2) which shall be assumed by Brendan;

         WHEREAS, the Company will then distribute the issued and outstanding capital stock of Brendan to the Stockholders; and

         WHEREAS, subject to and immediately following the contribution of the Excluded Assets and the distribution of Brendan capital stock, the Buyer is prepared to acquire, and the Stockholders are prepared to exchange, all of the Company Shares in consideration for shares of the Buyer's common stock, having no par value (the "Buyer's Common Stock"), subject to the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

                               ARTICLE I
               PRE-ACQUISITION AND EXCHANGE TRANSACTIONS

         On or prior to the Closing Date (as defined in Section 3.1 hereof), the following transactions shall have been effected:

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         Section 1.1 Transfer of New Media  Business  Assets.  The Company shall have duly and validly contributed to Brendan all of the Company's rights, title and interest in and to all of the properties, assets and business of the Company used in or associated with the Company's New Media Business, including, without limitation, the accounts receivable listed on Schedule 1.1 hereto (the "Excluded Assets").

         Section 1.2 Assumption of Liabilities. In connection with the contribution of the Excluded Assets to Brendan, Brendan shall have assumed and agreed to satisfy or perform when due the liabilities of the Company set forth on Schedule 1.2 hereto and those liabilities relating to employees described in
Section 8.7 hereof (the "Assumed Liabilities").

         Section 1.3 Distribution of Brendan Stock. Immediately following effecting the transactions set forth in Section 1.1 and 1.2 hereof, the Company shall have duly and validly distributed all of the issued and outstanding shares of capital stock of Brendan to the Stockholders.

         Section 1.4 References to the Company. It is acknowledged that all references to the Company set forth in this Agreement or in any schedule or exhibit hereto or agreement, certificate, instrument or other document delivered pursuant to the terms of this Agreement shall refer to the Company exclusive of the New Media Business, the Excluded Assets and Assumed Liabilities. Notwithstanding anything expressed or implied in this Agreement to the contrary, none of the representations, warranties, covenants or agreements made by the Company, Brendan or the Stockholders pursuant to this Agreement (i) pertaining to the Company shall refer to or include the New Media Business, the Excluded Assets or the Assumed Liabilities, (ii) pertaining to the Company's business shall refer to or include the New Media Business, (iii) pertaining to the Company's assets shall refer to or include the Excluded Assets, and (iv) pertaining to the Company's liabilities shall refer to or include the Assumed Liabilities.

                              ARTICLE II
                 ACQUISITION AND EXCHANGE TRANSACTIONS

         Section 2.1 Acquisition of Company Shares. Subject to the terms and conditions set forth in this Agreement, the Buyer hereby agrees to acquire at the Closing (as defined in Section 3.1 hereof), and each of the Stockholders hereby agrees to exchange at the Closing, those Company Shares listed opposite the name of such Stockholder on Schedule 1 hereto, in each case free and clear of any and all liens, pledges, security interest, claims, charges, restrictions and encumbrances of any kind or nature whatsoever (collectively, "Liens"), other than restrictions on transfer arising under federal and state securities laws.

Section 2.2       Delivery of Buyer Common Stock.

                  (a) In consideration of the acquisition of the Company Shares, the Buyer hereby agrees to issue, against delivery of the Company Shares, an aggregate of 944,213 shares of the Buyer's Common Stock (the "Buyer's Shares") of which 755,351 Buyer's Shares shall be delivered to the Stockholders at the Closing, with each Stockholder to receive that number of


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Buyer's Shares set forth  opposite his or its name set forth on Schedule  2.2(a)
hereto and of which 188,862 Buyer's Shares (the "Escrow Shares") shall be delivered to State Street Bank and Trust Company, as escrow agent (the "Escrow Agent"), such Buyer's Shares to be held by the Escrow Agent pursuant to an Escrow Agreement substantially in the form of Exhibit A annexed hereto (the "Escrow Agreement"). The Escrow Agreement shall provide that Escrow Shares in excess of Escrow Shares having an aggregate fair market value (as set forth in
Section 3(g) of the Escrow Agreement) of $2,300,000, if any, shall be released from escrow upon the first anniversary of the Closing Date and that the then
remaining   Escrow  Shares  shall  be  released  from  escrow  upon  the  second anniversary of the Closing Date, in each case in accordance with the terms and conditions of the Escrow Agreement. The number of Buyer's Shares to be issued as consideration for each Company Share shall be equal to the "Applicable Fraction" (as defined in Section 2.2(b) hereof).

                  (b) Definitions.

                           (i) Applicable  Fraction.  The "Applicable  Fraction"
shall be equal to the Per Share Amount divided by the Average Closing Price. In the event that the Buyer changes the number of shares of Buyer's Common Stock or securities convertible or exchangeable into or exercisable for shares of Buyer's Common Stock issued and outstanding prior to the Closing Date as a result of a reclassification, stock split, reverse stock split, stock dividend or distribution, recapitalization, subdivision or other similar transaction, the Applicable Fraction shall be proportionately and equitably adjusted.

                           (ii) Per Share  Amount.  The "Per  Share  Amount"  is
$3.49, which is the quotient (rounded to the second decimal place) of (A) $23,000,000 plus $605,143 (which is the aggregate per share exercise price of all outstanding Vested Company Stock Options) divided by (B) the Diluted Shares.

                           (iii) Average  Closing  Price.  The "Average  Closing
Price" is $22.51875, which is the average of the last sales prices of the Buyer Common Stock as reported on the Nasdaq National Market for the 10 consecutive trading days ending on June 23, 2000.

                           (iv) Diluted Shares.  The "Diluted Shares" shall mean
that number equal to the sum of (A) the number of Company Shares issued and outstanding immediately prior to the Closing Date (regardless of whether such shares are unvested, subject to any right of repurchase, risk of forfeiture or other condition in favor of the Company at such time) plus (B) the number of Company Shares for which the Vested Company Stock Options may be exercised immediately prior to or upon the Closing.

                           (v) Vested Company Stock Options. The "Vested Company
Stock  Options"  refers to vested Company Stock Options (as defined in paragraph
(c) below) that may be exercised immediately prior to or upon the Closing.

                  (c) Stock Options. On the Closing Date, each outstanding option to purchase Company Shares (each, a "Company Stock Option" and collectively, "Common Stock Options") under the Company's 1999 Stock Option Plan and 2000 Stock Option Plan (collectively, the

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"Option Plans" and each individually,  an "Option Plan"), whether or not vested, shall by virtue of the transactions contemplated by Article II hereof be assumed by Buyer (the "Assumed Company Options"). Each Assumed Company Option so assumed by Buyer under this Agreement will be subject to the terms and conditions of the relevant Option Plan, except that (i) each Assumed Company Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Buyer's Common Stock equal to the product of the number of Company Shares that were issuable upon exercise of such Assumed Company Option immediately prior to the Closing Date multiplied by the Applicable Fraction, rounded down to the nearest whole number of shares of Buyer's Common Stock and (ii) the per share exercise price for the shares of Buyer's Common Stock issuable upon exercise of the Assumed Company Option will be equal to the quotient determined by dividing the exercise price per share of Company Shares at which such Assumed Company Option was exercisable immediately prior to the Closing Date by the Applicable Fraction, rounded up to the nearest tenth of a cent. Company Stock Options shall be assumed by the Buyer in such manner that Buyer (i) is a corporation "assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of Section 424 of the Code (as such term is defined below) or (ii) to the extent that Section 424 of the Code does not apply to any such Assumed Company Options, would be such a corporation were Section 424 of the Code applicable to such Assumed Company Options. From and after the Closing Date, all references to the Company in the Option Plans and the applicable stock option agreements issued thereunder shall be deemed to refer to the Buyer. Each Assumed Company Option shall be exercisable upon the same terms and conditions as under the applicable Option Plan and the applicable option agreement issued thereunder, except as set forth above in this paragraph (c).

                  (d) Filing of Registration Statement. In respect of each Assumed Company Option, and the shares of Buyer's Common Stock underlying such Assumed Company Option, Buyer shall file, promptly, but in any event within thirty (30) days after the Closing Date, and keep current, a registration statement on Form S-8 or other appropriate registration statement for as long as the Assumed Company Options remain outstanding.

                  (e) Reservation of Shares. Buyer shall (i) on or prior to the Closing Date, reserve for issuance that number of shares of Buyer's Common Stock that will become subject to Assumed Company Options and (ii) from and after the Closing Date, upon exercise of Assumed Company Options in accordance with the terms thereof, make available for issuance all shares of Buyer's Common Stock covered thereby.

                  (f) Incentive Stock Options. It is the intention of the parties that the Assumed Stock Options qualify following the Closing Date as incentive stock options as defined in Section 422 of the Code to the extent that the Assumed Stock Options qualified as incentive stock options prior to the Closing Date.

                  (g) No Fractional Shares. Notwithstanding any other provision of this Agreement to the contrary, each holder of Company Shares exchanged for Buyer's Shares pursuant to the terms of this Agreement who would otherwise have been entitled to receive a


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fraction of a share of Buyer's  Common  Stock  (after  taking  into  account all certificates delivered by such holder) shall receive, in lieu thereof, a whole share of Buyer's Common Stock.

                  (h) Lost Certificates. If any certificate representing Company Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact, in form and substance reasonably satisfactory to the Buyer, by the person claiming such certificate to be lost, stolen or destroyed, Buyer shall issue in exchange for such lost, stolen or destroyed certificate the shares of Buyer's Common Stock.

         Section 2.3 No Further Ownership Rights in Company Shares. All Buyer's Shares paid in exchange of the Company Shares in accordance with the terms hereof shall be deemed to be full satisfaction of each Stockholder's rights pertaining to the Company Shares.

                              ARTICLE III
                              THE CLOSING

         Section 3.1 Closing.  The closing of the  transactions  contemplated by
Article II of this Agreement (the "Closing") shall occur at the offices of Brown, Rudnick, Freed & Gesmer, at One Financial Center, Boston, Massachusetts 02111 at 10:00 A.M. on June 29, 2000 or such other date and time upon which the Buyer and the Company may agree (the "Closing Date").

         Section 3.2 Deliveries by the Company. At the Closing, the Company shall deliver or cause to be delivered the following documents and instruments:

                  (a) a copy of the Certificate of Incorporation of the Company with all amendments thereto, certified by the Secretary of State of the State of Delaware as of a recent date;

                  (b) a certificate of legal existence and good standing of the Company (in long form indicating date of filing of the Certificate of Incorporation and all amendments) issued by the Secretary of State of the State of Delaware as of a recent date;

                  (c) a certificate of the Secretary of the Company as to (i) the By-laws of the Company, (ii) the adoption of resolutions by the board of directors and, to the extent required, Stockholders of the Company authorizing the transactions contemplated hereby and (iii) the incumbency of each of the officers of the Company who will execute any of the documents to be delivered in connection with the transactions contemplated hereby;

                  (d) resignations of each of the officers and directors of the Company, effective as of the Closing Date;

                  (e) the Escrow Agreement;

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                  (f) a License  Agreement  substantially  in form of  Exhibit B
annexed  hereto  (the  "License   Agreement")   between  the  Company  and  Avid
Technology, Inc.;

                  (g) an opinion of Bingham, Dana, LLP, counsel to the Company, addressed to the Buyer and in substantially the form annexed hereto as Exhibit C; and

                  (h) such other documents as may reasonably be required to effect any of the transactions contemplated by this Agreement.

         Section 3.3 Deliveries by Brendan. At the Closing, Brendan shall deliver or cause to be delivered the following documents and instruments:

                  (a) a copy of the Certificate of Incorporation of Brendan, with all amendments thereto, certified by the Secretary of State of the State of Delaware as of a recent date;

                  (b) a certificate of legal existence and good standing of Brendan (in long form indicating date of filing of the Certificate of Incorporation and all amendments) issued by the Secretary of State of the State of Delaware as of a recent date;

                  (c) a certificate of the Secretary of Brendan as to (i) the By-Laws of Brendan, (ii) the adoption of resolutions by the board of directors and, to the extent required, stockholder of Brendan authorizing the transactions contemplated hereby and (iii) the incumbency of each of the officers of Brendan who will execute any of the documents to be delivered in connection with the transactions contemplated hereby;

                  (d) a Non-Competition Agreement substantially in the form of Exhibit D annexed hereto (the "Non-Competition Agreement") under which Brendan and its management and those Stockholders listed on Schedule 3.3 hereto shall agree to refrain from engaging in certain activities which are competitive with the Company's Team Sports business.

                  (e) a License Agreement between the Buyer and Brendan in the form of Exhibit E annexed hereto (the "Brendan License Agreement");

                  (f) a Sublease Agreement substantially in the form of Exhibit F annexed hereto (the "Sublease") under which the Company shall sublease a portion of its facility at 55 Technology Drive, Lowell, Massachusetts to Brendan for the operation of the New Media Business; and

                  (g) such other documents as may reasonably be required to effect any of the transactions contemplated by this Agreement.

         Section 3.4 Deliveries by the Stockholders. At the Closing, the Stockholders shall deliver or cause to be delivered the following documents and instruments:

                  (a) certificates representing all of the Company Shares duly endorsed in blank or accompanied by a stock power duly endorsed in blank or, if applicable, an affidavit of lost certificate in form and substance reasonably satisfactory to the Buyer;

                  (b) the Escrow Agreement;

                  (c) the Non-Competition Agreement duly executed by those Stockholders listed on Schedule 3.3 hereto; and

                  (d) such other documents as may reasonably be required to effect any of the transactions contemplated by this Agreement.

         Section 3.5 Deliveries by the Buyer. At the Closing, Buyer shall deliver or cause to be delivered the following documents and instruments:

                  (a) a copy of the Certificate of Incorporation of the Buyer with all amendments thereto, certified by the Secretary of State of the State of California as of a recent date;

                  (b) a certificate of legal existence and good standing of Buyer (in long form indicating date of filing of Certificate of Incorporation and all amendments) issued by the Secretary of State of the State of California as of a recent date;

                  (c) a certificate of the Secretary of the Buyer as to (i) the By-laws of the Buyer, (ii) the adoption of resolutions by the board of directors of the Buyer authorizing the transactions contemplated hereby and (iii) the incumbency of each of the officers of the Buyer who will execute any of the documents to be delivered in connection with the transactions contemplated hereby;

                  (d) a duly executed letter of instruction to ChaseMellon Shareholder Services, LLC, the Buyer's transfer agent, instructing the transfer agent to issue the Buyer's Shares to the Stockholders in the names and amounts set forth on Schedule 2.2(a) hereto and to issue the Escrow Shares to the Escrow Agent;

                  (e) the Non-Competition Agreement;

                  (f) the Escrow Agreement;

                  (g) the Brendan License Agreement;

                  (h) an opinion of Brown Rudnick Freed & Gesmer, counsel to Buyer, addressed to the Stockholders and in substantially the form annexed hereto as Exhibit G; and

                  (i) such other documents as may reasonably be required to effect any of the transactions contemplated by this Agreement.

                              ARTICLE IV
             REPRESENTATIONS AND WARRANTIES OF THE COMPANY


         In order to induce the Buyer to enter into this Agreement, the Company hereby represents to Buyer:

         Section 4.1 Organization of the Company and Brendan. Each of the Company and Brendan is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Company and Brendan has the corporate power to own its properties and to carry on its business as now being conducted. Each of the Company and Brendan has delivered a true and correct copy of their respective Certificates of Incorporation and Bylaws, each as amended to date, to the Buyer. The Team Sports business now being conducted by the Company have not been conducted under any name besides those set forth on Schedule 4.1.

         Section  4.2  Subsidiaries.  Other  than  Brendan  or as set  forth  on
Schedule 4.2, the Company does not have, and has never had, any subsidiaries and does not otherwise own, and has not otherwise owned, directly or indirectly, any shares in the capital stock of or any similar equity, partnership, or similar ownership interest in, or control, any corporation, partnership, association, joint venture or other business entity.

         Section 4.3 Capital Structure.

                  (a) The authorized capital stock of the Company consists of 22,000,000 authorized shares of common stock, $0.01 par value per share, of which (i) 5,196,492 shares of Common Stock are issued and outstanding as of the date hereof and (ii) 905,030 shares of Series A Convertible Preferred Stock ("Preferred Stock") are issued and outstanding as of the date hereof. No shares of capital stock are held in the treasury of the Company. Other than as set forth on Schedule 4.3(a), all outstanding shares of the Company's Common Stock and Preferred Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Certificate of Incorporation or the Bylaws of the Company, or any agreement to which the Company is a party or by which it is bound, and have been issued in compliance with federal and state securities laws. There are no declared or accrued unpaid dividends with respect to any shares of the Company's Common Stock or Preferred Stock. Other than the Company's Common Stock and Preferred Stock, the Company has no other capital stock authorized, issued or outstanding.

                  (b) Except as listed on Schedule 4.3(b), the Company has never adopted or maintained any stock option plan or other plan providing for equity compensation of any person. Except as listed on Schedule 4.3(b), there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which the Company is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. Other than as set forth on Schedule 4.3(b), there are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the

Company. Except as set forth on Schedule 4.3(b), there are no voting trusts, proxies, or other voting agreements or understandings with respect to the capital stock of the Company.

         Section 4.4 Authority. Each of the Company and Brendan has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and Brendan, and no further action is required on the part of either of them to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of the Company and Brendan, and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of each of the Company and Brendan, enforceable against them in accordance with its terms subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors' rights generally and (ii) the availability of injunctive relief and other equitable remedies.

         Section 4.5 No Conflict. Except as set forth on Schedule 4.5, the execution and delivery by each of the Company and Brendan of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the Certificate of Incorporation or the Bylaws of either the Company or Brendan, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which either the Company or Brendan or either of their respective properties or assets is subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to either the Company and Brendan or its properties or assets, except with respect to clause (ii), as are not reasonably likely to have a material adverse effect on the properties, assets, financial condition, business or results of operation of the Company or that would materially impair the ability of the Company, the Stockholders or Brendan to perform their respective obligations hereunder (a "Material Adverse Effect").

         Section 4.6 Consents. Other than such filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the expiration or early termination of the waiting period thereunder and such other consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as are listed on Schedule 4.6 hereto, no consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any third party, including a party to any agreement with either the Company or Brendan (so as not to trigger any Conflict), is required by or with respect to the Company or Brendan in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         Section 4.7 Company Financial  Statements.  Attached hereto as Schedule
4.7 are the following financial statements of the Company (collectively the "Financial Statements"): unaudited balance sheet as of May [31], 2000 (the "Current Balance Sheet") and audited statement of operations for the year ended December 31, 1999. The Financial Statements are correct in all material respects and present fairly the financial condition and operating results of the Company as of the dates and during the periods indicated therein, subject to the absence of footnotes and normal year-end adjustments.

         Section 4.8 Absence of Undisclosed Liabilities . The Company has no liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other of any nature (collectively, the "Section 4.8 Liabilities"), except any Section 4.8 Liabilities stated or adequately reserved against on the Current Balance Sheet or as set forth on Schedule 4.8 hereto and except for any
Section 4.8 Liabilities not required under generally accepted accounting principles consistently applied with past practice, to be disclosed as a liability on a balance sheet of the Company.

         Section 4.9 No Changes. Except as otherwise set forth in Schedule 4.9 or in connection with the transactions contemplated by this Agreement, since the date of the Current Balance Sheet, there has not been, occurred or arisen with respect to the Company any:

                  (a) transaction except in the ordinary course of business as conducted on that date and consistent with past practices;

                  (b) amendments or changes to the Certificate of Incorporation or the Bylaws of the Company;

                  (c) any single capital expenditure or commitment exceeding $50,000;

                  (d) destruction of, damage to or loss of any material assets, material business or material customer (whether or not covered by insurance);

                  (e) revaluation of any of the assets of the Company;

                  (f) declaration, setting aside or payment of a dividend or other distribution with respect to the Company Common Stock or any direct or indirect redemption, purchase or other acquisition by the Company of its capital stock other than the distribution to Stockholders of capital stock of Brendan;

                  (g) increase in the salary or other compensation payable or to become payable to any of the Company's employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, of a bonus or other additional salary or compensation to any such person except in each case in the ordinary course of business consistent with past practices;

                  (h) agreement, contract, covenant, instrument, lease, or commitment to which the Company is a party or by which it or any of its assets is bound and which is material to the

Company or its business or any termination, extension, amendment or modification of the terms of any such agreement, contract, covenant, instrument, lease, or commitment to which the Company is a party or by which it or any of its assets is bound, except in each case entered into in the ordinary course of business in connection with sales of products;

                  (i) sale, lease, license or other disposition of any of the material assets or properties of the Company or any creation of any security interest in such assets or properties, in each case, other than in the ordinary course of business, or in connection with any Permitted Liens (defined in Section 4.12(b));

                  (j) loan to any person or entity, incurring of any indebtedness, guaranteeing of any indebtedness, issuance or sale of any debt securities or guaranteeing of any debt securities of others, except as set forth on the Current Balance Sheet or Schedule 4.8;

                  (k) waiver or release of any material right or claim, including any material write-off or other compromise of any account receivable;

                  (l) notice of any claim or potential claim of ownership by any person other than the Company of any of "Company Intellectual Property" (as defined in Section 4.13 hereof) owned by or developed or created by the Company or of infringement by the Company of any other person's "Intellectual Property" (as defined in Section 4.13 hereof);

                  (m) (i) sale of any Company Intellectual Property or the entering into of any license agreement, security agreement, assignment or other conveyance or option, with respect to Company Intellectual Property with any person or entity (other than standard customer license or similar agreements entered into in the ordinary course of business consistent with past practice), or (ii) the purchase or other acquisition of any Intellectual Property or the entering into of any license agreement, security agreement, assignment or other conveyance or option with respect to the Intellectual Property of any person or entity (other than off-the-shelf software), or (iii) the change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company;

                  (n) any event or condition of any character that has had a Material Adverse Effect; provided that none of the following shall be deemed, either alone or in combination, to constitute a Material Adverse Effect: (i) a change that results from conditions affecting the Company's industry generally or (ii) a change that results from conditions affecting the U.S. or the world economy generally; or

                  (o) agreement by the Company or Brendan or any of the officers or employees thereof to do any of the things described in the preceding clauses of this Section 4.9 (other than the transactions contemplated by this Agreement).

         Section 4.10 Tax Matters


                  (a) Definition of Taxes. For the purposes of this Agreement, "Tax" (including, with correlative meanings, the terms "Taxes" and "Taxable") means (i) any and all federal, state, local and foreign taxes, assessments and other similar governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts;
(ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

                  (b) Tax Returns and Audits.

                           (i) Except as  indicated  on  Schedule  4.10(b),  the
Company as of the date hereof have prepared and timely filed all federal, state, local and foreign returns, estimates, information statements and reports ("Returns") required to be filed prior to the date hereof relating to any and all Taxes concerning or attributable to the Company, and such Returns are true and correct, and have been completed, in all material respects, in accordance with applicable law.

                           (ii) Except as indicated on Schedule  4.10(b),  as of
the date hereof, the Company has paid the aggregate amount of Taxes it is required to pay concerning or attributable to the Company or its business and has withheld with respect to its employees all federal and state income taxes, Federal Insurance Contribution Act ("FICA"), Federal Unemployment Tax Act ("FUTA") and other Taxes required to be withheld.

                           (iii) Except as indicated  on Schedule  4.10(b),  the
Company has not been delinquent in the payment of any Tax, nor is there any Tax deficiency, assessed or proposed against the Company. The Company has not executed any waiver of any statute of limitations on, or any waiver extending the period for, the assessment or collection of any Tax.

                           (iv) No audit or other  examination  of any Return of
the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

                           (v)  The  Company  has  no  liabilities   for  unpaid
federal, state, local and foreign Taxes incurred prior to the date of the Current Balance Sheet which have not been accrued or reserved on the Current Balance Sheet, whether asserted or unasserted, contingent or otherwise, and the Company has not incurred any liability for Taxes since the date of the Current Balance Sheet other than in the ordinary course of business.

                           (vi) There are no Liens  relating to or  attributable
to Taxes other than Liens for Taxes not yet due and payable.

                           (vii) There is, to the  knowledge of the Company,  no
basis for the assertion of any claim for Taxes that, if adversely determined, would result in any Lien on the assets of the Company.

                           (viii) Except as indicated on Schedule 4.10(b),  none
of the Company's assets is treated as "tax-exempt use property," within the meaning of Section 168(h) of the Internal Revenue Code of 1986, as amended (the "Code").

                           (ix) Except as  indicated  on Schedule  4.10(b),  the
Company has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(4) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

                           (x) The  Company  is not a party to any tax  sharing,
indemnification or allocation agreement nor does the Company owe any amount under any such agreement.

                           (xi)  The  Company's  tax  basis  in its  assets  for
purposes of determining its future amortization, depreciation and other federal income Tax deductions is accurately reflected on the Company's tax books and records.

                           (xii) The Company is not currently,  and has never at
any time been, a "United States Real Property Holding Corporation" within the meaning of Section 897(c)(2) of the Code.

                           (xiii) No adjustment  relating to any Return filed by
the Company has been proposed formally or informally by any tax authority to the Company or any of its representative.

                  (c)  Executive  Compensation  Tax.  Except  as  set  forth  on
Schedule 4.10(c), there is no contract, agreement, plan or arrangement to which the Company is a party as of the date hereof, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company, which, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code.

                  (d) Offset of Gain on Distribution of Brendan Stock. The Company has sufficient current-year net operating losses and/or net operating loss carryforwards to fully offset any Taxable gain resulting from the distribution of the stock of Brendan to the Stockholders as contemplated in
Article I hereof.

         Section 4.11 Restrictions on Business Activities. Except as set forth on Schedule 4.11, or in connection with this Agreement, the documents to be executed pursuant hereto, or the transactions contemplated hereby or thereby, there is no agreement (non-compete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or may reasonably be expected to have the effect of prohibiting or impairing in any material respect (i) any business practice of the Company, (ii) any acquisition of property (tangible or intangible) by the Company, or (iii) the conduct of business by the Company. Without limiting the foregoing, except as set forth on Schedule 4.11 or in connection with this Agreement, the documents to be executed pursuant hereto, or the transactions contemplated hereby or thereby, the Company has not entered into any agreement under which the Company is, or pursuant to which the Company reasonably could be, restricted from selling, licensing or otherwise distributing any of its technology or products to or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market.

         Section 4.12 Title of Properties; Absence of Liens and Encumbrances; Condition of Equipment.

                  (a) The Company does not own any real property nor has it ever owned any real property. Schedule 4.12(a) sets forth a list of all real property currently leased by the Company. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default) by the Company that would materially affect the Company's business.

                  (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible personal properties and assets, used or held for use in its Team Sports business, free and clear of any Liens, except as reflected on Schedule 4.12(b) and except for Permitted Liens and for such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value or interfere with the present use of the property subject thereto or affected thereby. "Permitted Liens" means (i) Liens for Taxes or governmental assessments, charges or claims the payment of which is not yet due, or for Taxes the validity of which is being contested in good faith by appropriate proceedings; (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar persons and other Liens imposed by applicable law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith;
(iii) Liens relating to deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of leases, trade contracts or other similar arrangements; (iv) Liens reflected or reserved for on the Current Balance Sheet; and (v) Liens securing executory obligations under any lease that constitutes an "operating lease" under generally accepted accounting principles.

                  (c) Schedule 4.12(c) lists all material items of equipment with a net book value in excess of $50,000 (the "Equipment") owned or leased by the Company and such Equipment is (i) adequate for the conduct of the Company's business as currently conducted, and (ii) in good operating condition, regularly and properly maintained, subject to normal wear and tear.

                  (d) Except as indicated on Schedule 4.12(d), the Company has not sold or otherwise released for distribution any of the Company's customer files and other customer information relating to the Company's current and former customers (the "Customer Information") other than to Brendan. No person other than the Company or Brendan possesses any claims or rights with respect to use of the Customer Information.

         Section 4.13 Intellectual Property. For the purposes of this Agreement, the following terms have the following definitions:

                           (i) "Intellectual  Property" shall mean any or all of
the following and all rights in, arising out of, or associated therewith: (i) all United States and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor and all other rights corresponding thereto throughout the world; (iv) all mask works, mask work registrations and applications therefor; (v) all industrial designs and any registrations and applications therefor throughout the world; (vi) all trade names, logos, common law trademarks and service marks; trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world; (vii) all databases and data collections and all rights therein throughout the world; (viii) all computer software including all source code, object code, firmware, development tools, test suites, files, records and data, all media on which any of the foregoing is recorded, all Web addresses, sites and domain names; (ix) any similar, corresponding or equivalent rights to any of the foregoing; and (x) all documentation related to any of the foregoing irrespective of the media on which it is recorded.

                           (ii) "Company  Intellectual  Property" shall mean any
Intellectual Property that is owned by or exclusively licensed to the Company as of the date hereof.

                           (iii) "Registered  Intellectual  Property" shall mean
all United States, international and foreign: (i) patents, patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; (iv) any mask work registrations and applications to register mask works; and (v) any other Company Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority.

                  (b) Schedule 4.13(b) lists all Registered Intellectual Property owned by, or filed in the name of, the Company (the "Company Registered Intellectual Property") and lists any commencement or notice or, to the knowledge of the Company, threat of any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of Company Registered Intellectual Property.

                  (c) Each item of Company Intellectual Property, including all Company Registered Intellectual Property that is owned by the Company is free and clear of any Liens other than Permitted Liens or as otherwise set forth on
Schedule 4.13(c). Other than as set forth on Schedule 4.13(c), the Company (i) is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the Company's business, including the sale of any products or technology or the provision of any services by the Company, and (ii) owns exclusively, and has good title to, all copyrighted works that the Company purports to own.

                  (d) To the  extent  that  any  Company  Intellectual  Property
(other than "shrink-wrap" and similar widely available commercial end-user licenses) has been developed or created by any person other than the Company for which the Company has paid, the Company has a written agreement with such person with respect thereto, and thereby has obtained ownership of, and is the exclusive owner or licensee of, all such Company Intellectual Property by operation of law or by valid assignment.

                  (e) The Company has not transferred ownership of or, except pursuant to the contracts, licenses and agreements listed in Schedule 4.13(g) or standard customer license or similar agreements entered into in the ordinary course of business consistent with past practice, granted any license of or right to use or authorized the retention of any rights to use any Intellectual Property that is or was Company Intellectual Property, to any other person.

                  (f) The Company Intellectual Property (together with "shrink-wrap" and similar widely available commercial end-user licenses) constitutes all the Intellectual Property used in and/or necessary to the conduct of the Company's business as it currently is conducted, including, without limitation, the design, development, manufacture, use, import and sale of the products, technology and services of the Company (including products, technology or services currently under development).

                  (g) Other than "shrink-wrap" and similar widely available commercial end-user licenses, the contracts, licenses and agreements listed in
Schedule 4.13(g) include all material contracts, licenses and agreements to which the Company is a party with respect to any Intellectual Property. Except as set forth in Schedule 4.13(g), no person who has licensed Company Intellectual Property to the Company has ownership rights or license rights to improvements made by the Company in such licensed Intellectual Property.

                  (h) To the knowledge of the Company, the operation of the business of the Company as it currently is conducted, , including, but not limited to, the design, development, use, import, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of the Company does not infringe or misappropriate the Intellectual Property of any person, violate the rights of any person (including rights to privacy or publicity), or constitute unfair competition or trade practices under the laws of any jurisdiction, and the Company has not received any notice or threat in writing thereof from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company infringes or misappropriates the Intellectual Property of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor is the Company aware of any reasonable basis therefor).

                  (i) Except as set forth on Schedule 4.13(i), each item of Company Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees in connection with such Company Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Company Registered Intellectual Property. Except as set forth on Schedule 4.13(i), in each case in which the Company has purchased any Intellectual Property rights from any person (other than "shrink-wrap" and similar widely available commercial end-user licenses), the Company has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property (including the right to seek past and future damages with respect to such Intellectual Property) to the Company and, to the maximum extent provided for by, and in accordance with, applicable laws and regulations, the Company, has recorded each such assignment with the relevant governmental authorities, including the PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be.

                  (j) Except as set forth on Schedule 4.13(j), there are no contracts, licenses or agreements between the Company and any other person with respect to Company Intellectual Property under which there is any dispute known to the Company regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by the Company thereunder.

                  (k) Except as set forth on Schedule 4.13(k), to the knowledge of the Company, no person is infringing or misappropriating any Company Intellectual Property.

                  (l) Except as  otherwise  set forth in Schedule  4.13(l),  the
Company has taken all reasonable steps that are required to protect the Company's rights in confidential information and trade secrets of the Company or provided by any other person to the Company. Without limiting the foregoing, all current and former employees, consultants and contractors of the Company who have access to or have been provided access to confidential information of the Company, other than the Company's outside accountants, attorneys and the like, have executed a proprietary information, confidentiality and assignment agreement substantially in the Company's standard form.

                  (m) No Company Intellectual Property or product, technology or service of the Company is subject to any proceeding or outstanding decree, order, judgment, agreement or stipulation issued by a Governmental Entity that restricts in any manner the use, transfer or licensing thereof by the Company or may affect the validity, use or enforceability of such Company Intellectual Property.

         Section 4.14 Agreements, Contracts and Commitments. Except as set forth on Schedule 4.14(a), the Company is not a party to and is not bound by:

                           (i) any employment or consulting agreement,  contract
or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization that is not terminable without penalty by the Company upon no more than 90 days' prior notice;

                           (ii) any fidelity or surety bond or completion bond;

                           (iii) any lease of personal  property  having a value
in excess of $100,000 individually or $250,000 in the aggregate;

                           (iv) any agreement,  contract or commitment  relating
to capital expenditures and involving future payments in excess of $100,000 per annum in the aggregate;

                           (v) any agreement, contract or commitment relating to
the leasing, licensing, disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business;

                           (vi)  any  mortgages,  indentures,  loans  or  credit
agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit other than accounts receivable incurred in the ordinary course of business;

                           (vii) any purchase order or contract for the purchase
of materials involving in excess of $100,000;

                           (viii) any dealer,  distribution,  joint marketing or
development agreement;

                           (ix) any  sales  representative,  original  equipment
manufacturer, value added, remarketer or other agreement for distribution of the Company's products or services or the products or services of any person; or

                           (x) any other agreement,  contract or commitment that
involves  $100,000 or more or is not  cancelable  without  penalty within thirty
(30) days.

                  (b) Except as set forth on Schedule 4.14(b), the Company is in compliance in all material respects with and has not breached, violated or defaulted under, in each case in any material respect, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract, covenant, instrument, lease, license or commitment listed in Schedule 4.14(a) to which the Company, is a party or by which the Company is bound (each, a "Contract"). Except as set forth on Schedule 4.14(b), each Contract is in full force and effect and, to the knowledge of the Company, is not subject to any material default thereunder by any party obligated to the Company pursuant thereto. Except as set forth on Schedule 4.14(b), the Company has obtained all necessary consents, waivers and approvals of parties to any Contract as are required thereunder in connection with the transactions contemplated hereby, in order for such Contracts to remain in effect without modification after the date hereof. The Contracts under which any such consents, waivers or approvals have been obtained are listed in Schedule 4.14(b). Except as set forth on Schedule 4.14(b), following the date hereof, the Company will be permitted to exercise all of its rights under the Contracts without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay had the transactions contemplated by this Agreement not occurred.

         Section 4.15 Interested Party Transactions. To the knowledge of the Company, no officer or director of the Company, nor any of the Stockholders (nor any sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) a material interest in any entity which furnished or sold, or furnishes or sells, services, products or technology which is furnished or sold by the Company, or (ii) a material interest in any entity that purchases from or sells or furnishes to the Company, any goods or services or (iii) a material interest in any Contract; provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "interest in any entity" for purposes of this Schedule 4.15.

         Section 4.16 Litigation. Other than as set forth on Schedule 4.16, there is no action, suit or proceeding of any nature pending, or, to the knowledge of the Company, threatened, before any court or administrative agency against the Company or its properties or any of the officers or directors of the Company in such capacities. There is no investigation pending or, to the knowledge of the Company, threatened, against the Company or its properties, or any of the officers or directors of the Company in their capacities as such by or before any Governmental Entity. No Governmental Entity has at any time challenged or questioned the legal right of the Company to conduct its operations as presently or previously conducted.

         Section 4.17 Brokers' and Finders' Fees. Neither the Company nor the Stockholders, has incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Agreement or any of the transactions contemplated hereby.

         Section 4.18 Employee Benefit Matters.

                  (a) Definitions. With the exception of the definition of "Affiliate" set forth in Section 4.18(a)(i) below (which definition shall apply only to this Section 4.18), for purposes of this Agreement, the following terms shall have the meanings set forth below:

                           (i) "Affiliate" shall mean any other person or entity
which is under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder;

                           (ii) "Code" shall mean the  Internal  Revenue Code of
1986, as amended;

                           (iii)  "Company  Employee  Plan" shall mean any plan,
program, policy or practice, providing severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits, whether funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any Employee, or with respect to which the Company or any Affiliate has or may have any liability or obligation;

                           (iv)  "COBRA"  shall  mean the  Consolidated  Omnibus
Budget Reconciliation Act of 1985, as amended;

                           (v) "DOL" shall mean the Department of Labor;

                           (vi)  "Employee"  shall  mean any  current  or former
employee, consultant or director of the Company or any Affiliate;

                           (vii)   "Employee    Agreement"   shall   mean   each
management, employment, severance, consulting, relocation, repatriation, expatriation or other agreement, contract or understanding in effect between the Company or any Affiliate and any Employee;

                           (viii)  "ERISA"  shall mean the  Employee  Retirement
Income Security Act of 1974, as amended;

                           (ix) "FMLA" shall mean the Family  Medical  Leave Act
of 1993, as amended;

                           (x) "IRS" shall mean the Internal Revenue Service;

                           (xi)  "Multiemployer  Plan"  shall mean any  "Pension
Plan" (as defined below) which is a "multiemployer plan," as defined in Section 3(37) of ERISA;

                           (xii) "PBGC" shall mean the Pension Benefit  Guaranty
Corporation; and

                           (xiii)   "Pension   Plan"  shall  mean  each  Company
Employee Plan which is an "employee pension benefit plan," within the meaning of
Section 3(2) of ERISA.

                  (b) Schedule. Schedule 4.18(b) contains an accurate and complete list of each Company Employee Plan and each Employee Agreement. The Company does not have any commitment to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, or as required by this Agreement), or to adopt or enter into any Company Employee Plan or Employee Agreement.

                  (c) Documents. The Company has provided to the Buyer: (i) correct and complete copies of all documents embodying each Company Employee Plan and each Employee Agreement including (without limitation) all amendments thereto and all related trust documents;

(ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the three most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan;
(iv) if Company Employee Plan is funded, the most recent periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination, opinion, notification and advisory letters; (vii) all material written agreements and contracts relating to each Company Employee Plan, including, but not limited to, administrative service agreements, group annuity contracts and group insurance contracts; (viii) all written communications material to any Employee or Employees relating to any Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, any establishments not reflected in formal plan documents, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company; (ix) all correspondence to or from any governmental agency relating to any Company Employee Plan; (x) all current COBRA forms and related notices (or such forms and notices as required under comparable law); and (xi) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Company Employee Plan.

                  (d) Employee Plan Compliance. Except as set forth in Schedule 4.18(d), (i) the Company has performed in all material respects all obligations required to be performed by it under, is not in default or violation in any material respects of, and has no knowledge of any material default or violation by any other party to each Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Plan as to its qualified status under the Code, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Company Employee Plan; (iii) to the knowledge of the Company, no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 or
Section 408 of ERISA (or any administrative class exemption issued thereunder), has occurred with respect to any Company Employee Plan; (iv) there are no actions, suits or claims pending, or, to the knowledge of the Company, threatened (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; (v) there are no audits or proceedings pending or, to the knowledge of the Company, threatened by the IRS or DOL with respect to any Company Employee Plan; and (vi) neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

                  (e) Pension Plan. Neither the Company nor any Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any Pension Plan that is subject to Title IV of ERISA or Section 412 of the Code.

                  (f) Multiemployer and Multiple Employer Plans. At no time has the Company or any Affiliate contributed to or been obligated to contribute to any Multiemployer Plan. Neither the Company, nor any Affiliate has at any time ever maintained, established, sponsored, participated in, or contributed to any multiple employer plan, as described in Section 413(c) of the Code.

                  (g) No  Post-Employment  Obligations.  Except  as set forth in
Schedule 4.18(g), no Company Employee Plan provides, or reflects or represents any liability to provide retiree health to any person for any reason, except as may be required by COBRA or other applicable statute, and the Company has never represented, promised or contracted, in writing, to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree health, except to the extent required by statute.

                  (h) Health Care Compliance. Neither the Company nor any Affiliate has, prior to the date hereof and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women's Health and Cancer Rights Act, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, or any amendment to each such Act, or any similar provisions of state law applicable to its Employees.

                  (i) Effect of Transaction. Except as set forth in Schedule 4.18(i), the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan or Employee Agreement that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

                  (j) Employment Matters. The Company: (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment eligibility, employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending or threatened claims or actions against the Company under any worker's compensation policy or long-term disability policy.

                  (k) Labor. No work stoppage or labor strike against the Company is pending or threatened. The Company has no knowledge of any activities or proceedings of any labor union to organize any Employees. Except as set forth in Schedule 4.18(k), there are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of the Company, threatened relating to any labor, safety or discrimination matters involving any employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to the Company. The Company has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Except as set forth in Schedule 4.18(k), the Company is not presently, nor has the Company been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

         Section 4.19 Insolvency. No insolvency proceedings of any character, including bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary are pending or, to the knowledge of the Company, are threatened against the Company, and the Company has not made any assignment for the benefit of creditors.

         Section 4.20 Insurance. Schedule 4.20 lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company. There is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid, and the Company is otherwise in material compliance with the terms of such policies and bonds. The Company has not received verbal or written notice of any threatened termination of, or premium increase outside the ordinary course with respect to, any of such policies.

         Section 4.21 Compliance with Laws. The Company has complied in all material respects with, is not in violation in any material respect of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

         Section 4.22 Environmental Matters.

                  (a) Hazardous Material. The Company has not (i) operated any underground storage tanks at any property that the Company has at any time owned, operated, occupied or leased except in material compliance with applicable law or (ii) illegally released any substance that has been designated by any Governmental Entity or by applicable federal, state, local, or foreign law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, (a "Hazardous Material").

                  (b) Hazardous Materials Activities. The Company has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in material violation of any law, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "Hazardous Materials Activities") in material violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity to prohibit, regulate, or control Hazardous Materials or any Hazardous Material Activity.

                  (c) Permits. The Company currently holds all material environmental approvals, permits, licenses, clearances, and consents (the
"Environmental Permits") necessary for the conduct of Hazardous Material Activities and other businesses conducted by the Company as such activities and businesses are currently being conducted.

                  (d) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the knowledge, of the Company or the Stockholders, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company.

         Section 4.23 Warranties; Indemnities. Except for the warranties and indemnities contained in those contracts and agreements set forth in Schedule
4.23 or in any other schedule to this Agreement, (ii) contained in contracts and agreements entered into in the ordinary course of business, (iii) contained in this Agreement or any other agreement entered into pursuant to the terms of this Agreement, (iv) which, if the Company were required to perform or were to result in liability to the Company, are not likely to cause a Material Adverse Effect, or (v) statutory implied warranties, the Company has not given any warranties or indemnities relating to products or technology sold or services rendered by the Company.

         Section 4.24 Representations Complete. None of the representations or warranties made by the Company, nor any statement made in any Schedule or certificate furnished by the Company pursuant to this Agreement contains any untrue statement of a material fact or to their knowledge omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                               ARTICLE V
          REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

         Each of the Stockholders severally represents and warrants to the Buyer as follows:

         Section 5.1 Ownership of Company Shares. Such Stockholder is the sole record and beneficial owner of the Company Shares listed as being owned by such Stockholder opposite such Stockholder's name on Schedule 1, and such Company Shares are to be exchanged pursuant to this Agreement. Such Company Shares are not subject to any Liens or to any rights of first refusal of any kind other than restrictions on transfer by the securities laws or as set forth on Schedule 5.1, and such Stockholder has not granted any rights to purchase the Company Shares to any other person or entity. Such Stockholder has the sole right to transfer such Company Shares to the Buyer. Such Company Shares constitute all of the capital stock of the Company owned, beneficially or of record, by such Stockholder, and such Stockholder has no options, warrants or other rights to acquire common stock of the Company, except as set forth on Schedule 5.1. At the Closing, the Buyer will receive good title to such Company Shares, subject to no Liens retained, granted or permitted by such Stockholder or the Company.

         Section 5.2 Purchaser Questionnaire. Such Stockholder has completed, executed and delivered to the Company and the Buyer a Purchaser Questionnaire and hereby represents and warrants that the information contained therein is true, accurate and complete as of the Closing Date.

         Section 5.3 Tax Matters. Such Stockholder has had an opportunity to review with his or its own tax advisors the tax consequences to such Stockholder of the transactions contemplated by this Agreement. Such Stockholder understands that it must rely solely on his or its advisors and not on any statements or representations by the Buyer, the Company, Brendan or any of their respective agents. Such Stockholder understands that he or it (and not the Buyer, the Company or Brendan) shall be responsible for his or its own tax liability that may arise as a result of the transactions contemplated by this Agreement.

         Section 5.4 Absence of Claims by Stockholders. Other than as set forth on Schedule 5.4, such Stockholder does not have any claim against the Company, contingent or unconditional, fixed or variable under any contract or on any other basis whatsoever, whether in equity or at law (other than for accrued compensation and other employee benefits and other than with respect to any rights to indemnification that such Stockholder may now or hereafter be entitled to under the Company's Certificate of Incorporation or Bylaws).

         Section 5.5 Authority. Such Stockholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder, and, assuming the due authorization, execution and delivery by the other parties hereto, constitute a valid and binding obligation of such Stockholder, enforceable in accordance with its terms subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors' rights generally and (ii) the availability of injunctive relief and other equitable remedies.

         Section 5.6 No Conflict. The execution and delivery by such Stockholder of this Agreement does not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with (i) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which such Stockholder or any of his or its properties or assets is subject, or (ii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such Stockholder or his or its properties or assets.

                              ARTICLE VI
              REPRESENTATIONS AND WARRANTIES OF THE BUYER


         In order to induce the Company,  the  Stockholders and Brendan to enter
into  this  Agreement,   the  Buyer  hereby  represents  to  the  Company,   the
Stockholders and Brendan as follows:

         Section 6.1 Organization, Standing and Power. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of California. The Buyer has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified or licensed would have a material adverse effect on the Buyer or on its ability to consummate the transactions contemplated hereby.

         Section 6.2 Authority. The Buyer has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Buyer and no further action is required to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Buyer and constitutes a legal, valid and binding obligation of the Buyer, enforceable in accordance with its terms subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors' rights generally and (ii) the availability of injunctive relief and other equitable remedies.

         Section 6.3 No Conflict. The execution and delivery by the Buyer of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (i) any provision of the Certificate of Incorporation or the Bylaws of the Buyer, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which the Buyer or its properties or assets is subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Buyer or its properties or assets, except, with respect to clause (ii) as are not reasonably likely to have a material adverse effect on the properties, assets, financial condition, business, results of operation or prospects of the Buyer or that would materially impair the ability of the Buyer to perform its obligations hereunder.

         Section 6.4 Consents. Other than such filings as may be required under HSR Act and the expiration or early termination of the waiting period thereunder and compliance with and filings under the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), no consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any third party, including a party to any agreement with the Buyer is required by or with respect to the Buyer in connection with the execution and delivery of the Agreement or the consummation of the transactions contemplated hereby.

         Section 6.5 Buyer's Shares. The Buyer's Shares to be issued pursuant to this Agreement will, when issued and delivered in accordance with this Agreement, be duly authorized, validly issued, fully paid, and non-assessable and free from any preemptive right created by statute, the Buyer's Certificate of Incorporation, or the Buyer's Bylaws or pursuant to any agreement; provided, however, that the Buyer's Shares to be issued hereunder will be subject to restrictions on transfer under applicable federal and state securities laws.

         Section 6.6 Capital Structure. The authorized capital stock of Buyer consists of (i) 120,000,000 shares of common stock, no par value, and (ii) 5,000,000 shares of preferred stock, no par value per share, 25,000 of which have been designated as Series A Participating Preferred Stock. On March 31, 2000, 49,658,000 shares of Buyer Common Stock were issued and outstanding, and
(ii) no shares of Series A Participating Preferred Stock were issued or outstanding.

         Section 6.7 SEC Documents; Buyer Financial Statements. The Buyer has filed all forms, reports, and documents required to be filed by it with the Securities and Exchange Commission (the "SEC") and has furnished or made available to the Company and the Stockholders true and complete copies of its Annual Report on Form 10-K for the fiscal year ended June 30, 1999 and its Quarterly Reports on Form 10-Q for the quarters ended September 30, 1999, December 31, 1999 and March 31, 2000 (collectively, the "SEC Documents"), which the Buyer has filed with the SEC under the Exchange Act. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a publicly available document subsequently filed with the SEC. The consolidated financial statements of Buyer, including the notes thereto, included in the SEC Documents (the "Buyer Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly present the consolidated financial position of the Buyer and the results of its operations and cash flows as of the respective dates and for the periods indicated therein (subject, in the case of unaudited statements, to normal audit adjustments). There has been no change in the Buyer's accounting policies except as described in the notes to the Buyer Financial Statements.

         Section 6.8 No Material Adverse Change. Since March 31, 2000 the Buyer has conducted its business in the ordinary course of business, and there has not occurred any event, occurrence, or condition that would result in a material adverse effect on the Buyer; provided, however, that none of the following shall be deemed, either alone or in combination, to constitute a material adverse effect on Buyer: (i) a change that results from conditions affecting the digital video editing industry generally, (ii) a change that results from conditions affecting the U.S. or the world economy generally, or (iii) a decline in the Buyer's Common Stock price as quoted on Nasdaq.

         Section 6.9 Eligibility to Use Form S-3. The Buyer represents that it is eligible to use Form S-3 under the Securities Act to effect the registration of the Buyer's Shares pursuant to the terms of Article XIV hereof.

         Section 6.10 Representations Complete. None of the representations or warranties made by the Buyer in the Agreement, nor any statement made in any Schedule or certificate furnished by the Buyer pursuant to this Agreement contains any untrue statement of a material fact or to its knowledge omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

         Section 6.11 Brokers' and Finders' Fees. Buyer has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                              ARTICLE VII
                          THE BUYER'S SHARES

         Section 7.1 Securities Act Exemption. The issuance of the Buyer's Shares pursuant to this Agreement will not be registered under the Securities Act in reliance on the exemptions from the registration requirements of Section 5 of the Securities Act set forth in Section 4(2) thereof.

         Section 7.2 Legends. In addition to any legend imposed by applicable state securities laws or by any contract which continues in effect after the date hereof, the certificates representing the Buyer's Shares issued pursuant to this Agreement shall bear restrictive legends (and stop transfer orders shall be placed against the transfer thereof with Buyer's transfer agent), stating substantially as follows:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR HYPOTHECATED EXCEPT IN COMPLIANCE WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, OR AN OPINION OF COUNSEL, SATISFACTORY TO COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT, OR A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

         Section 7.3 Representations Regarding Securities Law Matters. Each of the Stockholders shall be bound by the following provisions:

                  (a) Such Stockholder will not offer, sell, or otherwise dispose of any of the Buyer's Shares except in compliance with the Securities Act and the rules and regulations thereunder.

                  (b) Such Stockholder will not sell, transfer or otherwise dispose of any of the Buyer's Shares unless (i) such sale, transfer or other disposition is within the limitations of and in compliance with Rule 144 promulgated by the SEC under the Securities Act and such Stockholder furnishes the Buyer with reasonable proof of compliance with such Rule, (ii) in the opinion of counsel, reasonably satisfactory to the Buyer and its counsel, some other exemption from registration under the Securities Act is available with respect to any such proposed sale, transfer, or other disposition of the Buyer's Shares, or (iii) the offer and sale of the Buyer's Shares is registered under the Securities Act.

                             ARTICLE VIII
                       COVENANTS OF THE COMPANY

         In order to induce the Buyer to enter into this Agreement, the Company hereby covenants and agrees as follows:

         Section 8.1 Interim Conduct of Business. From the date hereof until the Closing, the Company shall operate its business only on a basis consistent with prior practice and only in the ordinary course of business, without change in the nature of such business from that conducted prior to the date hereof except as otherwise contemplated by this Agreement or the transactions contemplated hereby. Without limiting the generality of the foregoing, from the date hereof until the Closing, except for transactions contemplated by this Agreement, listed in Schedule 8.1 hereto, or expressly approved in writing by Buyer, the Company shall not:

                           (i)  enter  into  or  amend  any  employment,  bonus,
severance or retirement contract or arrangement, nor increase any salary or other form of compensation payable or to become payable to any executives or employees, other than in the ordinary course of business and consistent with prior practice;

                           (ii) make any purchase,  sale or  disposition  of any
asset or property other than purchases, sales or dispositions in the ordinary course of business;

                           (iii) subject to a Lien, other than a Permitted Lien,
any of its properties or assets other than in the ordinary course of business or pursuant to existing obligations of the Company;

                           (iv) incur any contingent liability as a guarantor or
otherwise with respect to the obligations of others, or incur any other contingent or fixed obligations or liabilities except those that are usual and normal in the ordinary course of business;

                           (v)  merge or  consolidate  with or agree to merge or
consolidate with, or purchase or agree to purchase all or substantially all of the assets of, nor otherwise acquire any corporation, partnership, or other business organization;

                           (vi) authorize for issuance,  issue,  sell or deliver
any additional shares of the capital stock or any securities or obligations convertible into shares of the capital stock, or issue or grant any option, warrant or other right to purchase any shares of capital stock other than (a) the issuance of capital stock or options, warrants or other rights to purchase any shares of capital stock of the Company upon the exercise, termination, exchange or cancellation of any outstanding options or warrants of the Company, or (b) the issuance of Common Stock of the Company upon conversion of convertible securities of the Company;

                           (vii)  split,  combine  or  reclassify  any shares of
capital stock of any class or redeem or otherwise acquire, directly or indirectly any shares of capital stock, other than repurchases by the Company at cost of any unvested shares of capital stock of the Company upon the termination of services of any employee, director or consultant;

                           (viii)  make any  change or incur any  obligation  to
make a change in its Certificate of Incorporation or By-laws, as amended and in effect as of the date hereof;

                           (ix) fail to use commercially  reasonable  efforts to
keep intact the Company's business organization, to keep available the Company's present employees or to preserve the goodwill of all suppliers, customers and others having business relations with the Company;

                           (x) fail to have in effect and  maintain at all times
all  insurance  of the kind,  in the amount and with the  insurers  set forth in
Schedule 4.20 annexed hereto or equivalent insurance with any substitute insurers reasonably approved by the Buyer; or

                           (xi) enter into any agreement or  understanding  that
would prohibit, restrict or interfere with the transactions contemplated hereby.

         Section 8.2 Access. Following the date hereof and until the Closing (the "Due Diligence Period") the Company shall give the Buyer and its representatives, accountants, counsel, agents and employees and the representatives of its lenders ("Representatives") full and free access to all of its properties, books, contracts, commitments, records and financial statements (the "Due Diligence Materials") during reasonable business hours and upon reasonable notice and shall furnish the Buyer and its Representatives with all financial and operating data and other information as to the operation, finances, assets and conduct of the business conducted by the Company as the Buyer or its Representatives may from time to time reasonably request. The Buyer and its Representatives will be permitted to make extracts from and copies of all such data and information. Any information furnished to the Buyer or its

Representatives pursuant to this Section 8.2 shall not affect Buyer's right to rely on any representations and warranties made in this Agreement or in connection herewith or pursuant hereto. The provisions of this Section 8.2 are subject to the provisions of, and the compliance by the Buyer with its obligations under, that certain Mutual Nondisclosure Agreement between the Buyer and the Company, dated as of June 15, 2000.

         Section 8.3 Hart-Scott-Rodino Filings. In connection with the transactions contemplated by this Agreement, the Company has previously made certain filings as required under the HSR Act. The Company shall furnish to the Buyer such information and commercially reasonable assistance as the Buyer may reasonably request in connection with its preparation of any additional necessary filings or submissions to any governmental agency, including, without limitation, any additional filings necessary under the HSR Act. The Company shall keep the Buyer informed of the status of any inquiries made of the Company by the Federal Trade Commission, the Antitrust Division of the U. S. Department of Justice or any other governmental agency or authority or members of their respective staffs with respect to this Agreement or the transactions contemplated hereby.

         Section 8.4 Authorization from Others. Prior to the Closing, the Company shall use its good faith commercially reasonable efforts to obtain, all authorizations, consents and permits of others required to permit the consummation of the transactions contemplated by this Agreement.

         Section 8.5 Consummation of Agreement. The Company shall use its good faith commercially reasonable efforts to perform and fulfill all conditions and obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out. From the date hereof until the termination of this Agreement, the Company shall not discuss or negotiate with any other party, or entertain or consider any inquiries or proposals received from any other party, concerning the possible disposition of the Company Shares, the Company's assets or the Company's business.

         Section 8.6 Spin-out and Termination of the 401(k) Plan. Prior to the Closing, the Board of Directors of the Company will vote (i) to spin-out a portion of the assets and liabilities of the Company's 401(k) Plan (the "Plan") and the Company's Section 125 Cafeteria Plan related to the accounts of those employees of Company who will be hired by Brendan subsequent to Closing to a separate Internal Revenue Code Section 401(k) plan (the "Brendan Plan") and a separate Section 125 Cafeteria Plan (the "Brendan Section 125 Plan"), and fully vest all participants in the Plan and make elective matching contribution equal to the aggregate forfeiture account balance, if any; and (ii) to terminate the Plan effective the day prior to Closing as constituted after the spin-out. The Buyer acknowledges and agrees that the taking of any of these actions in the preceding sentence shall not constitute a breach of any representation or covenant in this Agreement.

         Section 8.7 Employee Matters. Brendan will extend offers of employment to each employee listed on Schedule 8.7 hereto and will assume any severance or other liability or obligation related to such employee's employment by the Company payable from and after the

Closing Date, including, without limitation, benefits and liabilities accruing upon termination by the Company of such employee's employment.

         Section 8.8 Supplemental Disclosures. From time to time before the Closing, the Company shall be entitled to advise the Buyer in writing of any matter that is necessary to correct any information in one or more schedules to this Agreement that is or has become inaccurate. The fact that any supplemental disclosure is made by the Company pursuant to this Section 8.8 shall in no way diminish or in any way limit the Buyer's right to terminate this Agreement pursuant to Article XII hereof prior to the Closing and to exercise any and all of the rights and obtain any and all of the remedies that the Buyer shall otherwise be entitled to exercise and obtain in connection with such termination (including, without limitation, the right to commence legal proceedings against the Company for breach of representation or warranty). If the Closing is consummated, then for purposes of the indemnification provisions of this Agreement, such supplemental disclosures pursuant to this Section 8.8 will be deemed to have been made as of the date hereof, and no indemnification will be payable or owed in respect thereof by reason of the fact that such disclosure was not made on the date hereof.

                             ARTICLE VIIIA
                     COVENANTS OF THE STOCKHOLDERS

         In order to induce the Buyer to enter into this Agreement, each Stockholder hereby severally covenants and agrees as follows:

         Section 8A.1 Authorization from Others. Prior to the Closing, such Stockholder shall use his or its good faith commercially reasonable efforts to obtain, all authorizations, consents and permits of others required to permit the consummation by such Stockholder of the transactions contemplated by this Agreement to be taken by such Stockholder.

         Section 8A.2 Consummation of Agreement. Such Stockholder shall use his or its good faith commercially reasonable efforts to perform and fulfill all conditions and obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out. From the date hereof until the termination of this Agreement, such Stockholder shall not discuss or negotiate with any other party, or entertain or consider any inquiries or proposals received from any other party, concerning the possible disposition of the Company Shares, the Company's assets or the Company's business.

         Section 8A.3 No Transfer or Encumbrance of Shares. Such Stockholder will not at any time prior to the Closing assign, transfer, hypothecate or otherwise encumber or create in favor of any other party any right or interest in the Company Shares.

                              ARTICLE IX
                          COVENANTS OF BUYER


         In order to induce the Company, the Stockholders and Brendan to enter into this Agreement, the Buyer hereby covenants and agrees as follows:

         Section 9.1 Hart-Scott-Rodino Filings. In connection with the transactions contemplated by this Agreement, the Buyer has previously made certain filings as required under the HSR Act. The Buyer shall furnish to the Company such information and commercially reasonable assistance as the Company may reasonably request in connection with its preparation of any additional necessary filings or submissions to any governmental agency, including, without limitation, any additional filings necessary under the HSR Act. The Buyer shall keep the Company informed of the status of any inquiries made of the Buyer by the Federal Trade Commission, the Antitrust Division of the U. S. Department of Justice or any other governmental agency or authority or members of their respective staffs with respect to this Agreement or the transactions contemplated hereby.

         Section 9.2 Authorization from Others. Prior to the Closing, the Buyer shall use good faith commercially reasonable efforts to obtain all authorizations, consents, and permits of others required to permit the consummation of the transactions contemplated by this Agreement.

         Section 9.3 Consummation of Agreement. Buyer shall use best efforts to perform and fulfill all conditions and obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out.

         Section 9.4 Transition Services and Arbitration Cooperation. Following the Closing, Buyer will provide Brendan with such transition services at Buyer's cost as may be mutually agreed between the parties. Following the Closing, Brendan will provide reasonable cooperation and assistance to the Company, at the Company's cost, in connection with the pending arbitration proceeding commenced against the Company by Knowledge, Inc., as may be mutually agreed between the parties.

         Section 9.5 401(k) Plan Matters. Following the Closing, no distribution of Plan assets will occur, except with respect to employees who discontinue employment with the Company, prior to the issuance by the Internal Revenue Service of a determination letter that the distribution of assets from the terminated Plan is in accordance with Internal Revenue Code Section 401(k)(10). The Buyer or the Company shall file such determination letter request with the Internal Revenue Service following the Closing. To the extent not reflected in the transfer of assets pursuant to Section 1.1 hereof, the Company shall pay to Brendan a sum in cash representing the total salary reduction contributions under the Company Section 125 Plan and the Brendan Section 125 Plan, since January 1, 2000 to the date the responsibility and liabilities for the Brendan
Section 125 Plan is transferred to Brendan, of employees of the Company prior to the Closing Date hired by Brendan, less amounts paid out as benefits under the Company Section 125 Plan and the Brendan Section 125 Plan for qualified reimbursements in 2000 to such employees.

         Section 9.6 Supplemental Disclosures. From time to time before the Closing, the Buyer shall be entitled to advise the Company in writing of any matter that is necessary to correct any information in one or more schedules to this Agreement that is or has become inaccurate. The fact that any supplemental disclosure is made by the Buyer pursuant to this Section 9.6 shall in no way diminish or in any way limit the right of the Company or Brendan to terminate this Agreement pursuant to Article XII hereof prior to the Closing and to exercise any and all of the rights and obtain any and all of the remedies that the Company, Brendan or the Stockholders shall otherwise be entitled to exercise and obtain in connection with such termination (including, without limitation, the right to commence legal proceedings against the Buyer for breach of representation or warranty). If the Closing is consummated, then for purposes of the indemnification provisions of the Agreement, such supplemental disclosures pursuant to this Section 9.6 will be deemed to have been made as of the date hereof, and no indemnification will be payable or owed in respect thereof by reason of the fact that such disclosures was not made on the date hereof.

                               ARTICLE X
           CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BUYER

         Each and all of the obligations of the Buyer to consummate the transactions contemplated by this Agreement are subject to fulfillment prior to or at the Closing of the following conditions:

         Section 10.1 Accuracy of Warranties; Performance of Covenants. The representations and warranties of the Company and the Stockholders contained herein shall be accurate in all material respects as if made on and as of the Closing Date as well as on the date when made, other than with respect to representations and warranties that refer to or speak as of a certain date, except for changes occurring in the ordinary course of business since the date hereof, and an officer of the Company shall have certified to such effect to the Buyer in writing. The transactions set forth in Article I hereof shall have been duly and validly effected and the Company, the Stockholders and Brendan shall have performed in all material respects all of their respective obligations and materially complied with each and all of the respective covenants required to be performed or complied with by them on or prior to the Closing, and shall have certified to such effect to the Buyer in writing.

         Section 10.2 No Pending Action. No injunctive action or proceeding before any court or governmental body will be pending wherein an unfavorable judgment, decree or order would prevent the performance of this Agreement or the consummation of any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded. There shall not have been any decree or order entered or any rule or regulation promulgated or any law enacted by any Federal, State, local or other governmental authority or by any court of competent jurisdiction, including the entry of any injunction, which makes any of the transactions contemplated by this Agreement illegal, or which otherwise prohibits restricts or delays the consummation of any of the transactions contemplated by this Agreement and which was not the result of any act or inaction by the Buyer.

         Section 10.3 HSR Act. All filings required to be made under the HSR Act shall have been made, and any applicable waiting period thereunder shall have been terminated or shall have expired.

         Section 10.4 Other Agreements and Consents. There shall have been obtained at or prior to the Closing all consents to be obtained from and notices to be given to any third party that may be necessary for the consummation of the transactions contemplated by this Agreement pursuant to any Contract, license, law, arrangement or understanding, except where the failure to obtain such consent or give such notice would not have Material Adverse Effect or as otherwise waived in writing by the Buyer.

         Section 10.5 Revenue Backlog. On the Closing Date, the value of products under sales orders in the Company's business that are not among the Excluded Assets and which are recognizable as revenue under GAAP within sixty
(60) days following the Closing Date is at least $3,500,000 and the related profit margins equal or exceed profit margins realized since January 1, 2000, applying the same accounting methods applied by the Company since January 1, 2000.

         Section 10.6 Securities Law Compliance. On or prior to the Closing Date, (i) the Buyer shall have received evidence Buyer deems satisfactory that, as of the Closing Date, there shall not be more than 35 Stockholders that are not "accredited investors" (as defined in Rule 501 of Regulation D under the Securities Act) and (ii) the Buyer shall have received from the Company sufficient information relating to the Company to enable the Buyer to satisfy the conditions in paragraph (b) of Rule 506 of Regulation D under the Securities Act.

                              ARTICLE XI
 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND THE STOCKHOLDERS

         Each and all of the obligations of the Company and the Stockholders to consummate the transactions contemplated by this Agreement are subject to fulfillment prior to or at the Closing of the following conditions:

         Section 11.1 Accuracy of Warranties; Performance of Covenants. The representations and warranties of the Buyer contained herein shall be accurate in all material respects as if made on and as of the Closing Date, as well as on the date when made, and an officer of the Buyer shall have certified to such effect to the Company and the Stockholders in writing. The Buyer shall have performed in all material respects all of the obligations and materially complied with each and all of the covenants required to be performed or complied with on or prior to the Closing and shall have certified to such effect in writing to the Company and the Stockholders.

         Section 11.2 No Pending Action. No injunctive action or proceeding before any court or governmental body will be pending wherein an unfavorable judgment, decree or order would prevent the performance of this Agreement or the consummation of any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded. There shall not have been any decree or order entered or any rule or regulation promulgated or any law enacted by any Federal, State, local or other governmental authority or by any court of competent jurisdiction, including the entry of any injunction, which makes any of the transactions contemplated by this Agreement illegal, or which otherwise prohibits, restricts or delays the consummation of any of the transactions contemplated by this Agreement and which was not the result of any act or inaction by the Company, the Stockholders or Brendan.

         Section 11.3 HSR Act. All filings required to be made under the HSR Act shall have been made, and any applicable waiting period thereunder shall have been terminated or shall have expired.

         Section 11.4 Other Agreements and Consents. There shall have been obtained at or prior to the Closing all consents to be obtained from and notices to be given to any third party that may be necessary for the consummation of the transactions contemplated by this Agreement pursuant to any Contract, license law, arrangement or understanding, except where the failure to obtain such consent or give such notice would not have a Material Adverse Effect.

                              ARTICLE XII
                       TERMINATION OF AGREEMENT

         Section 12.1 Termination. This Agreement may be terminated at any time prior to the Closing:

                  (a) by mutual written agreement of the Buyer and the Company;

                  (b) by the Buyer upon or in the event of any material breach of the representations or warranties made by the Company, Brendan or the Stockholders contained herein or failure by the Company, Brendan or any of the Stockholders to perform and satisfy in any material respect any of their respective covenants or obligations under this Agreement required to be performed and satisfied by any of them on or prior to the Closing Date;

                  (c) by the Company upon or in the event of any material breach of the representations or warranties made by the Buyer contained herein or failure by the Buyer to perform and satisfy in any material respect any of its covenants or obligations under this Agreement required to be performed and satisfied by it on or prior to the Closing Date;

                  (d) by the Company or the Buyer if the Closing shall not have occurred by July 31, 2000; provided, however, that the right to terminate this Agreement pursuant to this paragraph (d) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of the failure of the Closing to occur by July 31, 2000.

         The party desiring to terminate this Agreement pursuant to any of clauses (b) through (d) of this Section 12.1 shall give prior written notice of such termination to the Buyer (in the case of the Company), the Company (in the case of the Buyer) and the Stockholders' Representative.

         Section 12.2 Effect of Termination. If this Agreement shall be terminated as above provided, all obligations of the parties hereunder shall terminate but any breaching party shall remain liable to the non-breaching parties pursuant to and in accordance with Article XIII hereof.

         Section 12.3 Right to Proceed. Anything in this Agreement to the contrary notwithstanding, if any of the conditions specified in Article X hereof have not been satisfied, the Buyer shall have the right to waive the satisfaction of any such condition and to proceed with the transactions contemplated hereby, and if any of the conditions specified in Article XI hereof have not been satisfied, the Company shall have the right to waive the satisfaction of any such condition and to proceed with the transactions contemplated hereby.

                             ARTICLE XIII
                            INDEMNIFICATION

         For purposes of this Article XIII, the following terms shall have the following definitions:

         "Buyer Indemnifying Party(ies)" shall mean the Buyer, and, if the Closing takes place and the transactions contemplated by this Agreement are consummated, the Company.

         "Buyer's Indemnified Party(ies)" shall mean the Buyer and, if the Closing takes place and the transactions contemplated by this Agreement are consummated, the Company, and their respective officers, directors, stockholders, employees and agents.

         "Indemnified Party" shall mean any party asserting a claim for indemnification under this Article XIII.

         "Indemnifying Party" shall mean any party against whom a claim for indemnification under this Article XIII has been asserted.

         "Seller Indemnifying Party(ies)" shall mean the Stockholders, Brendan, and, if the Closing does not take place and the transactions contemplated by this Agreement are not consummated, the Company.

         "Seller's Indemnified Party(ies)" shall mean Brendan, the Stockholders, and, if the Closing does not take place and the transactions contemplated by this Agreement are not consummated, the Company, and their respective officers, directors, stockholders, employees and agents.

         Section 13.1 Joint and Several Indemnification by the Stockholders. Subject to the limitations contained in this Article XIII, if the Closing takes place and the transactions contemplated by this Agreement are consummated, the Stockholders, jointly and severally, shall indemnify, defend, save and hold harmless the Buyer's Indemnified Parties from and against any and all damage, liability, loss, expense, assessment, judgment or deficiency of any nature whatsoever, including, without limitation, reasonable attorneys' fees and other costs and expenses incident to any suit, action or proceeding (a "Loss"), incurred or sustained by any of the Buyer's Indemnified Parties, which shall arise out of, result from, or constitute, a breach of any representation or warranty set forth in Article IV of this Agreement or any covenant of the Company or the Stockholders under this Agreement or any exhibit, schedule, certificate or other document furnished at the Closing by the Company or the Stockholders pursuant to this Agreement (except to the extent that such exhibit, schedule, certificate or other document relates to the representations and warranties made under Article V of this Agreement).

         Section 13.1A Several Indemnification by the Stockholders Subject to the limitations contained in this Article XIII, if the Closing takes place and the transactions contemplated by this Agreement are consummated, each Stockholder, severally, shall indemnify, defend, save and hold harmless the Buyer's Indemnified Parties from and against any and all Loss incurred or sustained by any of the Buyer's Indemnified Parties, which shall arise out of, result from, or constitute, a breach of any representation or warranty of such Stockholder set forth in Article V of this Agreement (or, any exhibit, schedule, certificate or other document furnished at the Closing by such Stockholder pursuant to this Agreement to the extent that such exhibit, schedule, certificate or other document relates to the representations and warranties made under Article V of this Agreement).

         Section 13.1B Indemnification by the Company. Subject to the limitations contained in this Article XIII, if the Closing does not take place and the transactions contemplated by this Agreement are not consummated, the Company shall indemnify, defend, save and hold harmless the Buyer's Indemnified Parties from and against any and all Loss incurred or sustained by any of the Buyer's Indemnified Parties, which shall arise out of, result from, or constitute, a breach of any representation or warranty set forth in Article IV or Article V of this Agreement or any covenant of the Company or the Stockholders under this Agreement.

         Section 13.1C Indemnification by Brendan. Subject to the limitations contained in this Article XIII, if the Closing takes place and the transactions contemplated by this Agreement are consummated, Brendan shall defend, save and hold harmless the Buyer's Indemnified Parties from and against any and all Loss incurred or sustained by any of the Buyer's Indemnified Parties, which (i) shall arise out of, result from, or constitute, a breach of the representation set forth in Section 4.10(d)of this Agreement or (ii) shall arise out of, or relate to, any Assumed Liability. Notwithstanding anything expressed or implied in this Agreement to the contrary, no Stockholder shall have any liability or obligation of any kind or nature with respect to, or in connection with, any Assumed Liability.

         Section 13.2 Indemnification by Buyer. Subject to the limitations contained in this Article XIII, the Buyer, and if the Closing takes place and the transactions contemplated by this

Agreement are consummated, the Buyer and the Company, jointly and severally, shall indemnify, defend, save and hold harmless the Seller's Indemnified Parties from and against any and all Loss incurred or sustained by any of such Seller's Indemnified Parties which shall arise out of, result from, or constitute, any breach of, any representation or warranty set forth in Article VI of this Agreement or any covenant of Buyer under this Agreement or any exhibit, schedule, certificate or other document furnished at the Closing by the Buyer pursuant to this Agreement.

         Section 13.3 Survival of Representations, Warranties and Covenants.

                  (a) For the purposes of this Article XIII, the representations, warranties and covenants of the parties hereto shall survive the Closing until June 29, 2001 (the "Warranty Period"), and with respect to the representation set forth in Section 4.10(d) of this Agreement, until June 29, 2002 (the "Spinoff Tax Warranty Period") provided, however, that the foregoing limitation shall not apply to (i) any claim against Brendan for indemnification(a arising out of or relating to any Assumed Liability (an "Assumed Liability Claim") or (ii) any claim against a Stockholder for indemnification arising out or relating to a breach of the representations and warranties of such Stockholder set forth in Article V hereof (an "Article V Claim").

                  (b) Any Indemnified Party asserting a claim for a breach of any representation, warranty or covenant (other than an Assumed Liability Claim or an Article V Claim) must give reasonably detailed notice of such claim to the Indemnified Party within the Warranty Period, or for a claim for indemnification arising out of or relating to a breach of the representation set forth in
Section 4.10(d) of this Agreement (a "Spinoff Tax Claim"), within the Spinoff Tax Warranty Period, and such claim shall be deemed to have arisen, for the purposes of this Article XIII, as of the date of such notice.

                  (c) The representations and warranties of the Stockholders set forth in Article V hereof, and the obligation of Brendan to indemnify the Buyer's Indemnified Parties with respect to any Assumed Liability, shall survive the Closing for so long as any claim may be made in respect of such matters under any applicable statute of limitations, as it may be extended (the "Extended Warranty Period"). Any Assumed Liability Claim or Article V Claim must be made by reasonably detailed notice to the Indemnifying Party within the Extended Warranty Period and such claim shall be deemed to have arisen, for the purposes of this Article XIII, as of the date of such notice.

         Section 13.4 Limitations of Liability for Losses.

                  (a) Notwithstanding any other provision to the contrary in this Agreement, all claims for indemnification by the Buyer's Indemnified Parties under this Article XIII (other than Assumed Liability Claims or Article V Claims) shall be satisfied solely from the Escrow Shares (valued as specified in the Escrow Agreement), and no Seller Indemnifying Party shall otherwise have any direct or indirect liability to any Buyer's Indemnified Party; provided, however, that the Buyer's Indemnified Parties may proceed against Brendan to the extent that a Spinoff Tax Claim cannot be satisfied in full by proceeding against the Escrow Shares, subject to the limitations set forth below in this paragraph (a) and elsewhere in this Section 13.4. In no event shall the aggregate indemnification obligation of Brendan exceed $2,500,000.

                  (b) Notwithstanding any other provision to the contrary in this Agreement, in no event shall any Stockholder individually be required to indemnify the Buyer's Indemnified Parties for any Loss arising out of a breach of the representations and warranties of the Stockholders set forth in Article V hereof to the extent that the aggregate amount of Losses suffered by the Buyer's Indemnified Parties exceeds the product of the Average Closing Price multiplied by the number of Buyer's Shares received by such Stockholder at the Closing.

                  (c) Other than in respect of any Losses relating to or arising out of Assumed Liability Claims or Article V Claims for which no Buyer Deductible (defined herein) shall apply, no Seller Indemnifying Party shall be required to indemnify any of the Buyer's Indemnified Parties under this Article XIII except to the extent that the aggregate amount of all Losses (other than Losses relating to or arising out of Assumed Liability Claims or Article V Claims) for which the Buyer's Indemnified Parties are otherwise entitled to indemnification hereunder exceed Five Hundred Thousand Dollars ($500,000) (the "Buyer Deductible"), whereupon the Buyer's Indemnified Parties shall be entitled to be paid each dollar of Losses in excess of the Buyer Deductible by the Seller Indemnifying Party or Seller Indemnifying Parties required to provide indemnification pursuant to this Article XIII, subject to the recourse limitations and the limitations on maximum amount of recovery set forth above in paragraph (a).

                  (d) No Buyer Indemnifying Party shall be required to indemnify any of the Seller's Indemnified Parties under this Article XIII except to the extent that the aggregate amount of all Losses for which the Seller's Indemnified Parties are otherwise entitled to indemnification hereunder exceed Five Hundred Thousand dollars ($500,000) (the "Seller Deductible"), whereupon the Seller's Indemnified parties shall be entitled to be paid each dollar of Losses in excess of the Seller Deductible by the Buyer Indemnifying Parties or Buyer Indemnifying Parties required to provide indemnification pursuant to this
Article XIII, provided, that the maximum aggregate indemnification obligation of the Buyer's Indemnifying Parties not exceed $4,600,000.

                  (e) Notwithstanding anything herein to the contrary, the amount of any Loss of any of the Buyer's Indemnified Parties or the Seller's Indemnified Parties shall be reduced by (i) the amount of any insurance proceeds received by such party with respect to such Loss, and (ii) the amount of any tax benefit realized or realizable on account of such Loss; and there shall be no obligation hereunder to indemnify such party for that portion of the Loss.

                  (f) If any Indemnified Party recovers any amount from any insurer after payment to such Indemnified Party by one or more Indemnifying Parties of all Loss suffered or incurred by such Indemnified Party in respect of the matters to which such insurance payment relates, then such Indemnified Party will promptly pay over to such Indemnifying Parties the amount so recovered, to the extent not in excess of the amount previously paid by such Indemnifying Parties to such Indemnified Party in respect of such matter.

                  (g) Any Indemnifying Party which indemnifies any Indemnified Party for any matter pursuant to this Article XIII shall, upon payment of the amount owed with respect to such matter pursuant to this Article XIII, be subrogated to the rights of such Indemnified Party against all other persons with respect to the matter for which indemnification was provided and, in its own name or in the name of the Indemnified Party, may assert any claim or counter-claim against any such person which the Indemnified Party may have with respect thereto.

                  (h) The provisions of this Article XIII will not apply to claims for indemnification or contribution arising under or in connection with
Article XIV hereof or any other transactions contemplated by Article XIV hereof.

         Section 13.5 Claims. Promptly after an Indemnified Party has received notice of or has knowledge of any claim (a "Claim") by a person not a party to this Agreement (a "Third Person") or the commencement of any action or proceeding by a Third Person, the Indemnified Party shall, as a condition precedent to a Claim with respect thereto for indemnification under this Article XIII, give the Indemnifying Party (or with respect to notice to any Stockholder, to the Stockholders' Representative) reasonably detailed written notice of such Claim or the commencement of such action or proceeding; provided, however, that the failure to give such notice will not affect the Indemnified Party's right to indemnification hereunder with respect to such Claim except to the extent that the Indemnifying Party has been actually prejudiced as a result of such failure. If the Indemnifying Party notifies the Indemnified Party within thirty (30) days from the receipt of the foregoing notice that he or it wishes to defend against the claim by the Third Person, the Indemnifying Party shall have the right to assume and control the defense of the claim by appropriate proceedings with counsel reasonably acceptable to the Indemnified Party for such defense. The Indemnified Party may participate in the defense, at its sole expense, of any such Claim for which the Indemnifying Party shall have assumed the defense pursuant to the preceding sentence, provided that counsel for the Indemnifying Party shall act as lead counsel in all matters pertaining to the defense or settlement of such claims, suits or proceedings. Neither the Indemnified Party nor the Indemnifying Party shall make any settlement with respect to any such Claim without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed.

         Section 13.6 Request for Indemnification.

                  (a) In the event that at any time or from time to time, any party shall determine that it is entitled to indemnification under Article XIII of this Agreement, such party shall give reasonably detailed written notice to the Indemnifying Party (or with respect to notice to any Stockholder, to the Stockholders' Representative) specifying the basis on which indemnification is sought, the amount of the asserted Loss and requesting indemnification. In the event indemnification is required under this Agreement, (i) with respect to a Claim, it is contemplated by the parties hereto that payment shall be made to the Indemnified Party at or about the time the Indemnified Party shall be required to make payment with respect to the Claim, unless there shall be a dispute as to the Indemnified Party's entitlement to indemnification or the extent thereof, in which case adjustment will be made upon resolution of said dispute, and (ii) with respect to any other matter, such payment will be so made at the time the amount of any such item shall have been finally determined and the liability for such indemnification shall have been agreed upon as between the parties or has been otherwise determined. Upon receipt of any request for indemnification, the Indemnifying Party may acknowledge his or its indemnification obligations by delivering written notice of such acknowledgement to the Indemnified Party (or with respect to notice to any Stockholder, to the Stockholders' Representative)within thirty (30) days following receipt of notice from the Indemnifying Party's requesting indemnification. Failure on the part of any of the Indemnifying Party so to acknowledge indemnification obligations shall constitute a rejection by such party of the request to indemnify. If after such thirty (30) day period there remains a dispute as to any request for indemnification, the Indemnifying Party and Indemnified Party and/or their representative shall attempt in good faith for thirty (30) days to agree upon the rights of the respective parties with respect to such request for indemnification. If the Indemnifying Party and Indemnified Party should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties.

                  (b) If no such agreement can be reached after good faith negotiation, either Indemnifying Party or Indemnified Party may, by written notice to the other (or with respect to notice to any Stockholder, to the Stockholders' Representative), demand arbitration of the matter in accordance with Section 16.10 hereof, unless the amount of the damage or loss is at issue in pending litigation with a Third Person, in which event arbitration shall not be commenced until such amount is ascertained or both the Indemnifying Party and the Indemnified Party agree to arbitration. The decision of the arbitrators as to the validity and amount of any claim shall be binding and conclusive on the parties to this Agreement.

         Section 13.7 Exclusive Remedy. Each of the parties acknowledges and agrees that his or its sole and exclusive remedy in respect of any and all claims arising under this Agreement will be pursuant to the indemnification provisions of this Article XIII, provided, however, that the foregoing limitations shall not apply to any and all claims arising under Article XIV hereof. Notwithstanding the generality of the foregoing, nothing in this Section
13.7 shall be construed to limit the non-monetary equitable remedies of any party in respect of any breach by any other party of any covenant or other agreement contained in or this Agreement or in any agreement, document or instrument delivered pursuant to this Agreement.

                              ARTICLE XIV
                             REGISTRATION

         Section 14.1 Registration. Within thirty (30) days of the Closing Date, the Buyer shall prepare for filing and file with the SEC a registration statement under the Securities Act on Form S-3 (or any successor short form registration involving a similar amount of disclosure) for resale of all the Buyer's Shares issued to the Stockholders to be made on a continuous basis pursuant to Rule 415 of the Securities Act (the "Registration Statement"). The Buyer will use reasonable efforts to cause such Registration Statement to become effective and remain continuously effective for one year following the Closing Date, except as such period may be extended pursuant to the provisions of this
Section 14.1. The Buyer may, upon written notice to the Stockholders, suspend the Stockholders' use of the Registration Statement for a reasonable period not to exceed sixty (60) days if the Buyer in its reasonable judgment believes it may possess material nonpublic information the disclosure of which at that point in time in its reasonable judgment would have a material adverse effect on the Buyer and its subsidiaries taken as a whole but such suspension right shall not be exercised more than once, and the Buyer shall increase the time period during which it must keep such Registration Statement effective for a period of time equal to the lesser of (i) that of such suspension period plus any period for which the effectiveness of the Registration Statement shall be extended pursuant to
Section 14.7(b) or (ii) the period prior to which the Buyer's Shares are eligible for sale pursuant to Rule 144(k).

         Section 14.2 Covenants of the Stockholders. The Stockholders covenant and agree that the Stockholders shall provide to the Buyer on a timely basis such consents, representations and information and execute such documents as may reasonably be required by the Buyer or any underwriter in connection with such registration.

         Section 14.3 Expenses. The expenses of registration and sale of the Buyer's Shares pursuant to Section 14.1 will be paid by the Buyer. For purposes of this Section 14.3, the term "expenses" shall include federal, state and other registration and qualification fees, legal fees and expenses for the Buyer's counsel (but excluding the fees and expenses, if any, of counsel or other advisors to the Stockholders), auditing and accounting expenses incurred by the Buyer in connection with the registration, printing and other related expenses including salary and related overhead expenses of employees of the Buyer for time expended by such employees. The Stockholders shall be responsible for the fees and expenses of their counsel and any other advisors and for any brokers' commissions or underwriting discounts incurred in connection with sales of Buyer's Shares under Section 14.1.

         Section 14.4 Exclusive Obligation to Register. Except as provided in this Article XIV, the Buyer will have no obligation to register under the Securities Act any Buyer's Shares received by the Stockholders pursuant to this Agreement.

         Section 14.5 State Securities Laws. In connection with the registered offering of any Buyer's Shares pursuant to this Agreement, the Buyer will take such action as may be necessary to qualify or register the Buyer's Shares to be sold under the securities or "blue-sky" laws of such jurisdictions as may be reasonably requested by the Stockholders; provided, however, that the Buyer will not be obligated to qualify as a foreign corporation to do business under the laws of any such jurisdiction in which it is not then qualified or to file any general consent to service of process.

         Section 14.6 Indemnification and Contribution.

                  (a) To the extent permitted by law, the Buyer will indemnify and hold harmless each of the Stockholders, their respective officers and directors, any underwriter (as defined in the Securities Act) and each person, if any, who controls such Stockholders or such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which any of them may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained or expressly incorporated by reference in any such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, and will reimburse each of the Stockholders and their respective officers and directors and each such underwriter or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 14.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Buyer (which consent shall not be unreasonably withheld or delayed) nor shall the Buyer be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus or amendment or supplement thereto in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Stockholders or any person controlling the Stockholders or by any such underwriter selected by the Stockholders, or any person controlling such underwriter.

                  (b) To the extent  permitted by law,  each  Stockholder  will, severally, indemnify and hold harmless the Buyer, its directors, its officers who have signed such registration statement, each person, if any, who controls the Buyer within the meaning of the Securities Act and any underwriter (as defined in the Securities Act) against any losses, claims, damages or liabilities to which the Buyer or any such director, officer, controlling person, or underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained or expressly incorporated by reference in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendment or supplement thereto, or arise out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such Stockholders expressly for use in connection with such registration; and such Stockholder will reimburse any legal or other expenses reasonably incurred by the Buyer or any such director, officer, controlling person, or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action. It is agreed that the indemnity agreement contained in this Section 14.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the indemnifying party (which consent shall not be unreasonably withheld or delayed) and provided further that no Stockholder will have any liability under this
Section 14.6(b) in excess of the product obtained by multiplying (i) the Average Closing Price by (ii) the number of Buyer's Shares issued to such Stockholder pursuant to this Agreement.

                  (c) If the indemnification provided for in Section 14.6(a) and
(b) hereof is unavailable to a person entitled to indemnification hereunder, then each person that would have been an indemnifying party hereunder will, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified person for which indemnification is provided herein in such proportion as is appropriate to reflect the relative fault of the indemnifying party and such indemnified party, respectively, in connection with the statements or omissions which resulted in the loss, damages, etc. underlying such indemnification obligations. Relative fault will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied in writing by the indemnifying party or such indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Buyer and the Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 14.6(c) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this
Section 14.6(c). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (d) Promptly after receipt by a party  indemnified  under this
Section 14.6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 14.6, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify any indemnifying party promptly of the commencement of any such action, shall not relieve such indemnifying party of any liability to the indemnified party under this Section 14.6, except to the extent that such indemnifying party is actually prejudiced thereby.

         Section 14.7 Miscellaneous Provisions Regarding Registration.

                  (a)  Upon  effecting  any   registration   of  Buyer's  Shares
hereunder, the Buyer will:

                           (i) prepare and file with the SEC such amendments and
supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all of the Buyer's Shares for the time period specified in
Section 14.1 hereof;

                           (ii) furnish to each of the  Stockholders  and to any
underwriter of Buyer's Shares such number of copies of the Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus) or filed under Rule 424(b) under the Securities Act in accordance with Rule 430A thereunder, in conformity with the requirements of the Securities Act, such documents incorporated by reference in the Registration Statement or such prospectus, and such other documents as the

Stockholders or any underwriter of the Buyer's Shares may reasonably request in order to facilitate the disposition of the Buyer's Shares registered in such registration statement;

                           (iii) promptly notify each of the Stockholders at any
time when a prospectus relating to a Registration Statement is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of any Stockholder prepare and furnish to such Stockholder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Buyer's Shares, such prospectus will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                           (iv) provide a transfer  agent for the Buyer's Common
Stock no later than the effective date of the Registration Statement;

                           (v)  cause  the  Buyer's  Shares  to be listed on the
Nasdaq National Market;

                           (vi) enter into such  customary  agreements  and take
all such other action in connection therewith as the Stockholders may reasonably request in order to expedite or facilitate the disposition of such Buyer's Shares ; and

                           (vii) if such  registration  is in connection with an
underwritten offering of securities, furnish to the Stockholders a signed counterpart, addressed to the Stockholders, of (i) any opinion of counsel to the Buyer being delivered to the underwriter in connection with such underwritten offering dated the effective date of the registration statement, and (ii) any "comfort" letter signed by the independent public accountants of the Buyer being delivered to the underwriter in connection with such underwritten offering.

                  (b) Each Stockholder will, upon receipt of any notice from the Buyer of the occurrence of any event of the kind described in Section 14.7(a)(3) hereof, discontinue disposition of Buyer's Shares pursuant to the Registration Statement until Stockholder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 14.7(a)(3) hereof, which supplemented or amended prospectus shall be made available to the Stockholders as soon as possible. The period of time during which the Buyer is obligated to maintain the effectiveness of the Registration Statement under Section 14.1 above shall be extended by the number of days of any such discontinuance.

         Section 14.8 Reports Under the Exchange Act. With a view toward making available to the Stockholders the benefits of Rule 144 promulgated under the Securities Act ("Rule 144") and any other rule or regulation of the SEC that may at any time permit a Stockholder to sell securities of the Buyer to the public without registration, the Buyer agrees to:

                  (a) make and keep public information available, within the meaning of Rule 144, at all times;

                  (b) file with the SEC in a timely manner all reports and other documents required of the Buyer under the Securities Act and the Exchange Act; and

                  (c) furnish to any Stockholder forthwith upon request a written statement by the Buyer that it has complied with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Buyer, and such other reports and documents filed by the Buyer with the SEC as may reasonably be requested in availing any such holder to take advantage of any rule or regulation of the SEC permitting the selling of any Buyer's Shares without registration.

         Section 14.9 Transfer of Registration Rights. The registration rights of any Stockholder (and of any permitted transferee of any Stockholder or other permitted transferee) under this Agreement may be transferred (i) to any transferee who acquires at least 25% of the Buyer's Shares acquired by any Stockholder directly or indirectly from such Stockholder other than pursuant to a sale which is registered under the Securities Act or which is exempt from such registration requirements pursuant to Rule 144 or (ii) to any Related Person (as defined below) of such Stockholder; provided that in either case the transferee executes an instrument agreeing to be bound by the terms and conditions of
Article XIV of this Agreement. Prompt notice shall be given to the Buyer with respect to any such transfer stating the name and address of any permitted transferee. For purposes of this Section 14.9, "Related Person" shall mean (a) in relation to any individual, (1) any spouse, parent or issue of such individual or any spouse of any such issue, (2) any trust for the benefit of any one or more of such individual, any spouse, parent or issue of such individual, and any spouse of any such issue, and (3) any legal representative of any of such individual, any spouse, parent or issue of such individual and any spouse of any such issue; (b) in relation to any trust, any settlor or any beneficiary thereof; (c) in relation to the estate of any individual, (1) any legal representative of such estate, (2) any legatee or heir of such individual or (3) any trust for the benefit of any one or more of such legatees and heirs; and (d) in relation to any other Stockholder, any Stockholder Affiliate (as defined below) of such Stockholder. For purposes of this Section 14.9, the word "issue" shall also include issue by adoption; and the word "spouse" shall not include a spouse from whom an individual is legally separated or in the process of obtaining a separation or divorce. For purposes of this Section 14.9,
"Stockholder Affiliate" shall mean with respect to any person, any person or entity that directly or indirectly controls, is controlled by, or is under common control with, such person.

                              ARTICLE XV
                      STOCKHOLDER REPRESENTATIVE

         Section 15.1 Stockholder Representative.


                  (a) In order to efficiently administer the transactions contemplated hereby, including the defense and/or settlement of any claims for which the Stockholders may be required to indemnify the Buyer's Indemnified Parties pursuant to Article XIII of this Agreement or for which the Buyer shall have the right to make a claim against Escrow Shares pursuant to this Agreement and the Escrow Agreement, the Stockholders hereby designate David Grandin as their representative (in such capacity, the "Stockholder Representative").

                  (b) The Stockholders hereby authorize the Stockholders Representative (i) to take all action necessary in connection with the defense and/or settlement of any claims for which the Stockholders may be required to indemnify Buyer's Indemnified Parties pursuant to Article XIII of this Agreement or for which the Buyer shall have the right to make a claim against Escrow Shares pursuant to this Agreement and the Escrow Agreement, (ii) to execute the Escrow Agreement on behalf of the Stockholders as Stockholder Representative;
(iii) to act as representative of the Stockholders in connection with any and all matters arising under the Escrow Agreement or with respect to the Escrow Shares, (iv) to give and receive all notices required to be given under Article XIII, Article XV and Section 16.10 hereof and the Escrow Agreement, and (v) to select any arbitrator pursuant to Section 16.10 hereof. Notwithstanding the foregoing or anything elsewhere in this Agreement to the contrary, no Stockholder is appointing the Stockholder Representative, and the Stockholder Representative shall have no authority, to act on behalf of such Stockholder in any capacity (including, without limitation, for purposes of receiving notices) in connection with any claim for indemnification by any of the Buyer's Indemnified Parties that arises out of, or results from, a breach of any representation or warranty of such Stockholder set forth in Article V hereof.

                  (c) In the event that the Stockholder Representative dies, becomes unable to perform [his] responsibilities hereunder or resigns from such position, the Stockholders holding, immediately prior to the Closing, a majority of the combined voting power of the Company Shares shall select another representative to fill such vacancy and such substitute representative shall be deemed to the Stockholder Representative for all purposes of this Agreement, the Escrow Agreement, and the other documents delivered pursuant hereto and thereto.

                  (d) All decisions of or actions by the Stockholder Representative as authorized hereby shall be binding upon all of the Stockholders and no Stockholder shall have the right to object, dissent, protest or otherwise contest the same.

                  (e) Each Stockholder hereby agrees that:

                           (i) the Buyer's  Indemnified Parties shall be able to
rely conclusively on the instructions and decisions of the Stockholder Representative as to the settlement of any claims for indemnification by the Buyer's Indemnified Parties pursuant to Article XIII of this Agreement or for which the Buyer shall have the right to make a claim against Escrow Shares pursuant to this Agreement and the Escrow Agreement, or as to any other actions required or permitted to be taken by the Stockholders Representative hereunder or under the Escrow Agreement, and no party hereunder shall have any cause of action against the Buyer and/or any of the other Buyer's Indemnified Parties to the extent that any of them has relied upon the instructions or decisions of the Stockholder Representative;

                           (ii) all actions,  decisions and  instructions of the
Stockholder Representative shall be conclusive and binding upon all of the Stockholders and no Stockholder shall have any cause of action against the Stockholders Representative for any action taken, decision made or instructions given by the Stockholders Representative, except for fraud or willful breach of this Agreement by the Stockholders Representative;

                           (iii)  the   provisions  of  this  Section  15.1  are
independent and severable, are irrevocable and are coupled with an interest and shall be enforceable notwithstanding any rights or remedies that any Stockholder may have in connection with the transactions contemplated by this Agreement;

                           (iv) the  provisions  of this  Section  15.1 shall be
binding upon the executors, heirs, legal representatives, personal representatives, successor trustees, and successors of each Stockholder, and any references in this Agreement to a Stockholder or the Stockholders shall mean and include the successors to the Stockholder's rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise.

                           (f) All fees and expenses incurred by the Stockholder
Representative shall be paid by the Stockholders in proportion to their ownership of Company Shares.

                              ARTICLE XVI
                          GENERAL PROVISIONS

         Section 16.1 Further Action. Each party agrees that it will, at its expense, take such action and execute and deliver such documents as may be reasonably necessary to effectuate the transactions contemplated by this Agreement.

         Section 16.2 Survival. Except for representations, warranties and covenants contained in Article XIV hereof which shall survive the Closing and continue in effect in accordance with their respective terms, the representations, warranties and covenants of the Company, Brendan, the Stockholders and the Buyer made in this Agreement, and the rights of any party to make a claim for indemnification under this Agreement, shall survive for the periods set forth in Section 13.3 of this Agreement.

         Section 16.3 Amendment, Waiver and Consent. No waiver of any provision of this Agreement, nor any consent granted hereunder, shall in any event be effective, unless the same shall be in writing and signed by the party granting such waiver or consent and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment to this Agreement shall be effective unless in writing and signed by the Buyer, the Company, Brendan and the Stockholders' Representative.

         Section 16.4 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgement of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice), provided, however, that notices sent by mail will not be deemed given until received:

                           (a) If to the Buyer or, after the Closing Date, to the Company, to:

                                  Pinnacle Systems, Inc.
                                  280 N. Bernardo Avenue
                                  Mountain View, CA 94093
                                  Attention: Chief Financial Officer
                                  Telephone No:  (650) 526-1600
                                  Facsimile No:  (650) 526-1601

                                  With a copy to:

                                  Brown, Rudnick, Freed & Gesmer
                                  One Financial Center
                                  Boston, MA  02111
                                  Attention:  Paul J. Hartnett, Jr., Esq.
                                  Telephone No:  (617) 856-8200
                                  Facsimile No:   (617) 856-8201

                           (b) If to Brendan, or, prior to the Closing Date, to the Company, to:

                                  Brendan Corp.
                                  55 Technology Drive
                                  Lowell, MA 01850
                                  Attention: Chief Financial Officer
                                  Telephone No:  (978) 275-0236
                                  Facsimile No:  (978) 459-5026

                                  With a copy to:

                                  Bingham, Dana LLP
                                  150 Federal Street
                                  Boston, MA  02110
                                  Attention:  Julio E. Vega, Esq.
                                  Telephone No:  (617) 951-8000
                                  Facsimile No:  (617) 951-8736

                           (d) If to any Stockholder, to address of such Stockholder set forth on the signature pages hereto

                                  With a copy to:

                                  Bingham, Dana LLP
                                  150 Federal Street
                                  Boston, MA 02110
                                  Attention: Julio E. Vega, Esq.
                                  Telephone No:  (617) 951-8000
                                  Facsimile No:  (617) 951-8736

                           (e)    If to the Stockholders' Representative, to:

                                  David Grandin
                                  c/o Brendan Corp.
                                  55 Technology Drive
                                  Lowell, MA 01850
                                  Telephone:  (978) 275-0236
                                  Telecopy:  (978) 459-5026

                                  With a copy to:

                                  Bingham, Dana LLP
                                  150 Federal Street
                                  Boston, MA 02110
                                  Attention: Julio E. Vega, Esq.
                                  Telephone No:  (617) 951-8000
                                  Facsimile No:  (617) 951-8736

         Section 16.5 Publicity and Disclosures. Prior to the Closing, no public release or any public disclosure (other than the publication of an early termination notice in connection with the filing made under the HSR Act), either written or oral, of the transactions contemplated by this Agreement shall be made without the prior knowledge and written consent of both the Buyer and the Company, provided, however, that, notwithstanding the foregoing, the Buyer shall be free to make such public announcements and disclosure regarding the transactions contemplated hereby, in such form and at such times, as the Buyer reasonably believes are necessary in order to comply with applicable federal and state securities laws, without prior consent of the Company.

         Section 16.6 Counterparts and Effectiveness. This Agreement may be executed simultaneously in two or more counterparts, each of which when executed and delivered shall be deemed an original, but all of which together shall constitute one and the same Agreement, and all signatures need not appear on any one counterpart. This Agreement shall only be effective when executed and delivered by all of the parties hereto.

         Section 16.7 Parties in Interest. This Agreement, together, with the exhibits and schedules hereto, which schedules and exhibits are incorporated herein by their reference, shall be binding and inure to the benefit of the parties named herein and their respective heirs, legal representatives, successors and assigns. This Agreement is not assignable by any party hereto except to the extent otherwise provided in Section 14.9 hereof.

         Section 16.8 Entire Agreement. This Agreement, including the exhibits and schedules attached hereto and the documents delivered pursuant hereto, constitutes the entire agreement among the parties with respect to the transactions contemplated hereby and supersedes all other representations, warranties, agreements and understandings among the parties.

         Section 16.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal, substantive laws of the Commonwealth of Massachusetts (other than any conflict of laws rule which might result in the application of the laws of any other jurisdiction).

         Section 16.10 Arbitration. Any claim or dispute arising out of or related to this Agreement, or the interpretation, making, performance, breach or termination thereof, shall be finally settled by binding arbitration in Boston, Massachusetts in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitrator(s) shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a dispute. Such arbitration shall be conducted by a single arbitrator chosen by mutual agreement of (i) the Buyer, on the one hand and (ii) if such claim or dispute involves Brendan, Brendan (iii) if such claim or dispute involves any Stockholder, the Stockholder Representative, and (iv) if such claim or dispute involves Brendan and any Stockholder, jointly by Brendan and the Stockholder Representative, on the other hand. Failing such agreement, the arbitration shall be conducted by three independent arbitrators, none of whom shall have any competitive interests with Buyer, the Company, Brendan or the Stockholders. Buyer shall choose one such arbitrator. The second arbitrator shall be chosen by
(i) if such claim or dispute involves Brendan, Brendan, (ii) if such claim or dispute involves any Stockholder, the Stockholder Representative, and (iii) if such claim or dispute involves Brendan and any Stockholder, jointly by Brendan and the Stockholder Representative. Such two arbitrators shall mutually select a third arbitrator. Any decision of two such arbitrators shall be binding on all of the parties to this Agreement. The parties to the arbitration may apply to a court of competent jurisdiction for a temporary restraining order, preliminary injunction or other interim or conservatory relief, as necessary, without breach of this arbitration provision and without abridgement of the powers of the arbitrator(s). Each party shall pay his or its own costs and expenses (including counsel fees) of any such arbitration, except that the arbitrator(s) can compel one party to pay all or a portion of another party's reasonable costs and expenses, including without limitation AAA administrative fees, arbitrator fees, attorney's fees, expert fees, witness fees, travel expenses and out of pocket expenses. Notwithstanding the foregoing or anything elsewhere in this Agreement to the contrary, the Stockholder Representative shall have no authority to act on behalf of any Stockholder in any capacity, including, without limitation, the selection of the of an arbitrator as provided in this Section 16.10, in connection with any claim for indemnification by any of the Buyer's Indemnified Parties that arises out of, or results from, a breach of any representation or warranty of such Stockholder set forth in Article V hereof (it being understood that in the event of any case or dispute to which the provisions of this Section 16.10 apply relates to a claim for indemnification against any Stockholder for breach of a representation or warranty of such Stockholder set forth in Article V, then any reference in this Section 16.10 to the Stockholder Representative shall be deemed to be a reference to such Stockholder)..

         Section 16.11 Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 16.12 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefor, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party responsible for drafting such agreement or document.

         Section 16.13 Expenses. Each of the parties will bear his or its own expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as an instrument under seal all as of the date first written above.

                           PINNACLE SYSTEMS, INC.


                           By:               /s/ Arthur D. Chadwick
                                    --------------------------------------------
                                    Name:    Arthur D. Chadwick
                                    Title:   Chief Financial Officer, Secretary



                           AVID SPORTS, INC.


                           By:               /s/ David J. Grandin
                                    --------------------------------------------
                                    Name:    Arthur D. Chadwick
                                    Title:   President & CEO





                           BRENDAN CORP.


                           By:               /s/ John Walsh
                                    --------------------------------------------
                                    Name:    John Walsh
                                    Title:   President





                                             /s/ David J. Grandin
                           ----------------------------------------------------
                           David J. Grandin, as Stockholders' Representative

STOCKHOLDERS

Name:             Avid Technology, Inc.

Signature:                 /s/ Ethan E. Jacks
                  --------------------------------------------

Address:
                  --------------------------------------------

                  --------------------------------------------


Name:             Williams Communications, Inc.

Signature:                 /s/ Del Bothof
                  -----------------------------------
Title:            Sr. Vice President

Address:          One Williams Center
                  --------------------------------------------
                           Tulsa, OK  74172
                  --------------------------------------------


Name:             Intel Corporation

Signature:                 /s/
                  --------------------------------------------

Address:          2200 Mission College Blvd.

                           Santa Clara, CA  95052
                  --------------------------------------------
                           Attn:  M&A Portfolio Manager, RNG-46
                  --------------------------------------------
                           With a copy to
                  --------------------------------------------
                           2200 Mission College Blvd.
                  --------------------------------------------
                           Santa Clara,CA  95052
                  --------------------------------------------
                           Attn:  General Counsel, SC4-203
                  --------------------------------------------


Name:             Karl Aeder

Signature:                 /s/ Karl Aeder
                  --------------------------------------------

Address:                   4 Beech Road
                  --------------------------------------------
                           Westford, MA  01886
                  --------------------------------------------


Name:             John Barkley

Signature:                 /s/ John Barkley
                  --------------------------------------------

Address:                   4 Paradise Lane
                  --------------------------------------------
                           Hudson, NH  03051
                  --------------------------------------------

Name:             Jennifer L. Bennett (O'Brien)

Signature:                 /s/ Jennifer L. Bennett (O'Brien)
                  --------------------------------------------

Address:                   8 Lois Street
                  --------------------------------------------
                           Methuen, MA  01844
                  --------------------------------------------


Name:             Mark J. Bienvenu

Signature:                 /s/ Mark J. Bienvenu
                  --------------------------------------------

Address:                   9222 Appleford Cir., #110
                  --------------------------------------------
                           Owings Mills, MD  21117


Name:             Jeff B. Carpenter

Signature:                 /s/ Jeff B. Carpenter
                  --------------------------------------------

Address:                   42 Trailridge Drive
                  --------------------------------------------
                           Melissa, TX  75454
                  --------------------------------------------


Name:             Mark Clark

Signature:                 /s/ Mark Clark
                  --------------------------------------------

Address:                   37 Sunset Road
                  --------------------------------------------
                           Somerville, MA  02144


Name:             Michael Connell

Signature:                 /s/ Michael Connell
                  --------------------------------------------

Address:                   30 Barry Drive
                  --------------------------------------------
                           Tewksbury, MA  01876

Name:             Karen B. Dapkus

Signature:                 /s/ Karen B. Dapkus
                  --------------------------------------------

Address:                   111 Lille Road
                  --------------------------------------------
                           Nashua, NH  03062
                  --------------------------------------------


Name:             Randy Eccker

Signature:                 /s/ Randy Eccker
                  --------------------------------------------

Address:                   1659 S. 152nd Street
                  --------------------------------------------
                           Omaha, NE  68144
                  --------------------------------------------


Name:             Eugene M. Fay

Signature:                 /s/ Eugene M. Fay
                  --------------------------------------------

Address:                   44 Manzanita Avenue
                  --------------------------------------------
                           San Francisco, CA  94118


Name:             David J. Grandin

Signature:                 /s/ David J. Grandin
                  --------------------------------------------

Address:                   8 Crestwood Lane
                  --------------------------------------------
                           Nashua, NH  03062
                  --------------------------------------------


Name:             Daniel A. Keshian

Signature:                 /s/ Daniel A. Keshian
                  --------------------------------------------

Address:                   45 Shannon Lane
                  --------------------------------------------
                           North Andover, MA  01845

Name:             Fady Lamaa

Signature:                 /s/ Fady Lamaa
                  --------------------------------------------

Address:                   14 Starwood Crossing
                  --------------------------------------------
                           Andover, MA  01810
                  --------------------------------------------


Name:             Ravi Maira

Signature:                 /s/ Ravi Maira
                  --------------------------------------------

Address:                   26 College Hill Road
                  --------------------------------------------
                           Somerville, MA  02143


Name:             Krishna Menon

Signature:                 /s/ Krishna Menon
                  --------------------------------------------

Address:                   27 Hemlock Drive
                  --------------------------------------------
                           Northboro, Ma  01532


Name:             Michael Moniz

Signature:                 /s/ Michael Moniz
                  --------------------------------------------

Address:                   18104 Antietam Ct.
                  --------------------------------------------
                           Tampa, FL  33647
                  --------------------------------------------


Name:             William C. Morrison

Signature:                 /s/ William C. Morrison
                  --------------------------------------------

Address:                   49 Rice Road
                  --------------------------------------------
                           Wayland, MA  01778
                  --------------------------------------------

Name:             David P. Murphy

Signature:                 /s/ David P. Murphy
                  --------------------------------------------

Address:                  14 Deer Path 5
                  --------------------------------------------
                          Maynard, MA  01754
                  --------------------------------------------


Name:             Steve Quinn

Signature:                 /s/ Steve Quinn
                  --------------------------------------------

Address:                   30 Sewall Road
                  --------------------------------------------
                           Portsmouth, NH  03801


Name:             Andrew C. Racicot

Signature:                 /s/ Andrew C. Racicot
                  --------------------------------------------

Address:                   105 High Street
                  --------------------------------------------
                           Jefferson, MA  01522
                  --------------------------------------------


Name:             Craig Rhinehart

Signature:                 /s/ Craig Rhinehart
                  --------------------------------------------

Address:                   1618 Fremont Lane
                  --------------------------------------------
                           Vienna, VA  22182
                  --------------------------------------------


Name:             David Sauer

Signature:                 /s/ David Sauer
                  --------------------------------------------

Address:                   One Frances Street
                  --------------------------------------------
                           Woburn, MA  01801
                  --------------------------------------------

Name:             Robert A. Simmons

Signature:                 /s/ Robert A. Simmons
                  --------------------------------------------

Address:                   96 Stage Coach Road
                  --------------------------------------------
                           North Andover, MA  01845


Name:             Alton Thomas

Signature:                 /s/ Alton Thomas
                  --------------------------------------------

Address:                   137 Peppers Road, S.E.
                  --------------------------------------------
                           Rome, GA  30161
                  --------------------------------------------


Name:             Raymond G. Thomson

Signature:                 /s/ Raymond G. Thomson
v
Address:                  137 Green Road
                  --------------------------------------------
                          Bolton, MA  01740
                  --------------------------------------------


Name:             Fred Vint

Signature:                 /s/ Fred Vint
                  --------------------------------------------

Address:                   1401 NW 146th Street
                  --------------------------------------------
                           Edmond, OK  73013
                  --------------------------------------------


Name:             John J. Walsh, Jr.

Signature:                 /s/ John J. Walsh, Jr.
                  --------------------------------------------

Address:                   17 Old Farm Way
                  --------------------------------------------
                           Chelmsford, MA   01824

Name:             David B. Wilson

Signature:                 /s/ David B. Wilson
                  --------------------------------------------

Address:                   9 Bradley Road
                  --------------------------------------------
                           Andover, MA  01810
                  --------------------------------------------


Name:             George Xifaras

Signature:                 /s/ George Xifaras
                  --------------------------------------------

Address:                   5 Launching Road
                  --------------------------------------------
                           Andover, MA  01810
                  --------------------------------------------


Name:             Colony Investments Limited

Signature:                 /s/ David Whiley
                  --------------------------------------------

Address:                   Vali Hi, 4 Stacey Estates Road
                  --------------------------------------------
                           Warwick WE02, Bermuda